UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cheniere Energy, Inc.

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SEC 1913 (3-99)

CHENIERE ENERGY, INC. 2019 PROXY STATEMENT

April 15, 2019

To our Shareholders:

It is our pleasure to invite you to attend the Cheniere Energy, Inc. 2019 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m., Central Time on May 16, 2019 at our corporate headquarters located at 700 Milam Street, Suite 1900, Houston, Texas 77002.

The following Notice of Annual Meeting describes the business to be conducted at the 2019 Annual Meeting of Shareholders. We encourage you to review the materials and vote your shares.

You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the 2019 Annual Meeting of Shareholders, you may vote your shares in person if you are a shareholder of record.

Thank you for your continued support as investors in Cheniere Energy, Inc.

Very Truly Yours,

G. Andrea Botta	Jack A. Fusco
Chairman of the Board	President and Chief Executive Officer

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m., Central Time on May 16, 2019

PLACE:	Cheniere Energy, Inc. 700 Milam Street, Suite 1900 Houston, TX 77002

ITEMS OF BUSINESS:

•  To elect ten members of the Board of Directors to hold office for a one-year term expiring at the 2020 Annual Meeting of Shareholders.

•  To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2018.

•  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

•  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a shareholder of record on April 1, 2019.

PROXY VOTING:

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card by mail or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

ELECTRONIC AVAILABILITY OF PROXY MATERIALS:

We are making this Proxy Statement, including the Notice of Annual Meeting and 2018 Annual Report on Form 10-K for the year ended December 31, 2018, available on our website at: http://www.cheniere.com/2019AnnualMeeting.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 15, 2019

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and, other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

PROXY SUMMARY

The following is an overview of information that you will find throughout this Proxy Statement, but does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting.

ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m., Central Time on May 16, 2019

PLACE:	Cheniere Energy, Inc. 700 Milam Street, Suite 1900 Houston, TX 77002

RECORD DATE:	April 1, 2019 (the “Record Date”)

VOTING:	Shareholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted upon.

ADMISSION:

No admission card is required to enter the Cheniere Energy, Inc. (“Cheniere,” the “Company,” “we,” “us” or “our”) 2019 Annual Meeting of Shareholders (the “Meeting”), but you will need proof of your stock ownership and valid government-issued picture identification. Please see “Frequently Asked Questions” on page 73 of this Proxy Statement for more information.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)

1	Election of directors	FOR EACH NOMINEE	8

2	Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2018	FOR	68

3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019	FOR	70

2019 PROXY STATEMENT	1

PROXY SUMMARY

2018 PERFORMANCE AND

STRATEGIC ACCOMPLISHMENTS

The following items highlight our 2018 and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation program, please see “Compensation Discussion and Analysis” on page 34 of this Proxy Statement.

Final investment decision with respect to Corpus Christi Train 3	Signed long-term SPAs for ~7.5 MTPA of LNG	Record financial results: revenue of ~$8 billion, net income of over $470 million and Consolidated Adjusted EBITDA of over $2.6 billion	Over 270 cargoes exported in 2018 totaling ~1 TCF of LNG

Strategic

•

In November 2018, we entered into an engineering, procurement and construction (“EPC”) contract with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for Train 6 of the natural gas liquefaction and export facilities at the Sabine Pass LNG terminal in Louisiana (the “SPL Project”). We also issued limited notices to proceed to Bechtel to commence early engineering, procurement and site works.

•

In May 2018, our Board made a positive final investment decision (“FID”) with respect to Train 3 of the natural gas liquefaction and export facility at the Corpus Christi LNG terminal (the “CCL Project”) and issued a full notice to proceed to Bechtel under the EPC contract for Train 3.

•

In June 2018, we filed an application with the Federal Energy Regulatory Commission with respect to Corpus Christi Stage 3, consisting of seven midscale liquefaction Trains with an expected aggregate nominal production capacity of approximately 9.5 million tonnes per annum (“mtpa”) and one liquefied natural gas (“LNG”) storage tank.

•	In 2018, we signed seven long-term sale and purchase agreements (“SPAs”) with six creditworthy counterparties totaling approximately 7.5 mtpa of LNG.

Operational

•

As of February 20, 2019, over 575 cumulative LNG cargoes have been produced, loaded and exported from the SPL Project and the CCL Project, with more than 270 cargoes in 2018 alone from the SPL Project, with deliveries to 32 countries and regions worldwide.

•

In November 2018 and December 2018, we commenced production and shipment of LNG commissioning cargoes from Train 5 of the SPL Project and Train 1 of the CCL Project, respectively, leading to the substantial completion of Train 1 of the CCL Project in February 2019 and Train 5 of the SPL Project in March 2019.

•

For full year 2018, over 23 million hours of labor were completed with a Lost Time Incident Rate of approximately 0.01. This achievement places us within the top quartile of benchmark metrics published by the Bureau of Labor Statistics for North American Industry Classification (NAICS) codes that align with our work activities.

•	For full year 2018, a total of approximately 975 TBtu of LNG was exported from the SPL Project and the CCL Project, which was approximately 87% of all LNG exported from the United States.

Financial

•

For full year 2018, we achieved record results in multiple key financial metrics, including net income attributable to common stockholders of over $470 million, consolidated revenues of approximately $8 billion and Consolidated Adjusted EBITDA of over $2.6 billion. For a definition of Consolidated Adjusted EBITDA and a reconciliation of this non-GAAP measure to net income, the most directly comparable GAAP financial measure, please see Appendix C.

•

During 2018, our stock price increased by approximately 10% and outperformed the S&P 500 Index by approximately 15%. Additionally, the total enterprise value of the Company increased by approximately 12%.

2	CHENIERE

2018 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

•	In September 2018, we closed the previously announced merger of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) with our wholly owned subsidiary.

•	We reached the following contractual milestones:

○	In June 2018, the date of first commercial delivery was reached under the 20-year SPA with BG Gulf Coast LNG, LLC relating to Train 3 of the SPL Project.

○	In March 2018, the date of first commercial delivery was reached under the 20-year SPA with GAIL (India) Limited relating to Train 4 of the SPL Project.

2019 PROXY STATEMENT	3

PROXY SUMMARY

CORPORATE GOVERNANCE

We are committed to the values of effective corporate governance and high ethical standards. Our Board of Directors (the “Board”) believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

Since our 2017 Annual Meeting, we have taken the following governance actions:

•	engaged with more than 50% of our shareholders each year regarding governance matters;

•	added additional details regarding the experience of our directors to our proxy statements;

•	increased our director ownership guidelines; and

•	adopted non-employee director equity compensation limits.

The “Governance Information” section of this Proxy Statement, beginning on page 17, describes our corporate governance structure and policies, which include the following:

Board Independence

•  8 out of 10 of our current directors and director nominees are independent.

•  Independent directors meet regularly without management present.

•  Our President and CEO is the only management director.

Board Composition	• The Board consists of 10 directors, with an average age of 59 (as of May 16, 2019). • The Board values diversity and experience in assessing its composition.

Board Performance	• The Board regularly assesses its performance through Board and committee self-evaluations.
Board Committees	• We have three standing Board committees—Audit, Governance and Nominating and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.
Leadership Structure

•  Our Chairman of the Board and CEO roles were split in December 2015.

•  Our independent Non-Executive Chairman of the Board provides leadership to the Board and ensures that the Board operates independently of management.

Risk Oversight

•  The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among the Non-Executive Chairman of the Board and other directors. • Our directors have access to management and employees.
Director and Executive Stock Ownership

•  We have had rigorous stock ownership guidelines for our directors and executive officers since 2008 and amended our stock ownership guidelines for our directors in February 2017 to make them more rigorous.

Director Compensation Limit

•  We have capped the annual ordinary course equity award that may be granted to a non-employee director at $495,000 per calendar year. Please see "Director Compensation" on pages 27-28 of this Proxy Statement.

Accountability to Shareholders

•  Directors are elected annually by a majority of the votes cast with respect to such director.

•  The Board maintains a process for shareholders to communicate with the Board.

•  We conduct an annual advisory say-on-pay vote.

•  A shareholder, or a group of up to 20 shareholders, owning at least 3% of our common stock for at least the prior 3 consecutive years (and meeting certain other requirements) have the ability to nominate up to 20% of the number of directors serving on our Board (proxy access).

Management Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency.
Governance Policies

•  Directors are required to retire at age 75.

•  We maintain codes of conduct for directors, officers and employees.

•  We do not allow pledging of Company stock as collateral for a loan or holding Company stock in margin accounts.

•  We do not allow hedging or short sales of Company stock.

•  We do not have a shareholder rights plan, or “poison pill”.

4	CHENIERE

OUR DIRECTOR NOMINEES

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the 10 director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, including background, skills and expertise, can be found in “Proposal 1 – Election of Directors” beginning on page 8.

NAME	AGE (AS OF MAY 16, 2019)	DIRECTOR SINCE	PRINCIPAL OCCUPATION
G. Andrea Botta	65	2010	Chairman of the Board, Cheniere Energy, Inc.; President, Glenco LLC
Jack A. Fusco	56	2016	President and Chief Executive Officer, Cheniere Energy, Inc.
Vicky A. Bailey	67	2006	President, Anderson Stratton International, LLC
Nuno Brandolini	65	2000	Former General Partner, Scorpion Capital Partners, L.P.
David I. Foley	51	2012	Senior Managing Director, The Blackstone Group L.P.; Chief Executive Officer, Blackstone Energy Partners L.P.
David B. Kilpatrick	69	2003	President, Kilpatrick Energy Group
Andrew Langham	46	2017	General Counsel, Icahn Enterprises L.P.
Courtney R. Mather	42	2018	Portfolio Manager of Icahn Capital
Donald F. Robillard, Jr.	67	2014	Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC
Neal A. Shear	64	2014	Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP

Each director nominee attended or participated in at least 75% of the aggregate number of all meetings of the Board and of each committee on which he or she sits for which the director was eligible to attend in 2018.

EXECUTIVE COMPENSATION HIGHLIGHTS

In late 2016 and early 2017, our leadership team and Compensation Committee considered input from our shareholders regarding executive compensation. As a result, we implemented several fundamental changes to our executive compensation program to align with our peer group at the time, which focused on our national industry classification – natural gas storage and transportation – and included a number of regulated utilities and smaller pipeline companies. As a result of our growth from a development company into a top tier LNG operator and receipt of shareholder feedback, the Compensation Committee, together with Meridian Compensation Partners, its independent compensation consultant, has further refined the framework of our executive compensation program for 2019. Our achievements and success over the past several years led to a realignment with a new peer group for 2019, and we have reassessed our compensation framework to be consistent with our new peer group and more closely align with our share price performance. Our new program contemplates awarding all compensation within the designed framework of the approved plan, rather than featuring ad-hoc grants that can lead to significant variation in year over year compensation. We believe these changes align our program with competitive ranges in our new peer group and take into account the shareholder feedback that we have received.

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

2019 PROXY STATEMENT	5

PROXY SUMMARY

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

Philosophy and Objectives

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual incentive awards earned are based on achievement of specific financial, operating, construction, safety and strategic goals

•	A significant portion of long-term incentive awards earned is based on financial performance and growth metrics

•	Equity-based compensation delivers annual, market-competitive opportunities within common norms of shareholder dilution and value creation

Executive Compensation Components

The primary components of our executive compensation program, as applied to our 2018 Named Executive Officers, are as follows:

TYPE	PURPOSE	PAGE REFERENCE
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.	42
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, construction, safety and strategic goals that create value for shareholders.	43
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding sustained financial performance and growth through a multi-year performance period.	45
Post-Employment Compensation	Assist executive officers and other eligible employees to prepare financially for retirement, to offer benefits that are competitive and tax-efficient and to provide a benefits structure that allows for reasonable certainty of future costs. Help retain executive officers and certain other qualified employees, maintain a stable work environment and provide financial security in the event of a change-in-control or in the event of an involuntary termination of employment.	49-51

6	CHENIERE

RATIFICATION OF KPMG AS AUDITOR FOR 2019

RATIFICATION OF KPMG AS AUDITOR FOR 2019

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019. The following table sets forth the fees billed to us by KPMG for professional services for 2018 and 2017.

	2018	2017
Audit Fees	$6,663,332	$6,954,381
Audit Related Fees	$—	$—
Tax Fees	$196,480	$88,565
All Other Fees	$2,430	$80,570
Total	$6,862,242	$7,123,516

See “Report of the Audit Committee” on page 69 and the information provided in Proposal 3, beginning on page 70, for more details.

2019 PROXY STATEMENT	7

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

This year, there are 10 nominees standing for election as directors at the Meeting. Below is a summary of our director nominees, including their committee memberships as of April 15, 2019. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each director’s background, skills and expertise is provided below.

				NOMINEE COMMITTEE MEMBERSHIPS
NAME CURRENT POSITION	AGE (AS OF MAY 16, 2019)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION
G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc. President, Glenco LLC	65	2010	YES		Chair
Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	56	2016	NO
Vicky A. Bailey President, Anderson Stratton International, LLC	67	2006	YES	●	●
Nuno Brandolini Former General Partner, Scorpion Capital Partners, L.P.	65	2000	YES		●	●
David I. Foley Senior Managing Director, The Blackstone Group L.P. Chief Executive Officer, Blackstone Energy Partners L.P.	51	2012	NO
David B. Kilpatrick President, Kilpatrick Energy Group	69	2003	YES	●		●
Andrew Langham General Counsel, Icahn Enterprises L.P.	46	2017	YES		●	●
Courtney R. Mather Portfolio Manager of Icahn Capital	42	2018	YES	● F
Donald F. Robillard, Jr. Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC	67	2014	YES	Chair; F
Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	64	2014	YES			Chair

F     Audit Committee Financial Expert

The Board has determined that each of Messrs. Mather and Robillard is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

8	CHENIERE

DIRECTORS AND NOMINEES

Summary of Director Core Competencies

The following chart summarizes the core competencies of our director nominees.

SNAPSHOT OF 2019 DIRECTOR NOMINEES

Our director nominees complement each other to create
a well-rounded boardroom, and each adds:

•	A deep commitment to stewardship
•	A proven record of success
•	Unique and valuable insight
•	International industry experience

There are 10 nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2020 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected.

Each of the director nominees currently serves on the Board. Directors are elected by a majority of votes cast with respect to such director nominee. Unless your proxy specifies otherwise, it is intended that the shares represented by your proxy will be voted for the election of these 10 nominees. If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on Proposal 1 to elect directors if the bank, broker or other holder of record does not receive specific voting instructions from you. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board recommends a vote FOR the election of the 10 nominees as directors of the Company to hold office for a one-year term expiring at the 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2019 PROXY STATEMENT	9

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee considers suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are recommended to the Board by the Governance and Nominating Committee.

The full Board will select and recommend candidates for nomination as directors for shareholders to consider and vote upon at the annual shareholders’ meeting. The Governance and Nominating Committee reviews and considers any candidates submitted by a shareholder or shareholder group in the same manner as all other candidates.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest professional and personal ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	understanding of the Company’s business and industry;

•	sufficient time to effectively carry out their duties;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise and backgrounds among members of the Board.

Director Search. We have engaged an independent director search firm to help identify prospective director candidates, with the goal of adding one director to our Board in 2019. In addition to the minimum criteria described above, the Governance and Nominating Committee is evaluating the skill sets needed to maximize Board effectiveness and support the strategic direction of the Company. We will look at a diverse pool of candidates, considering each candidate’s business or professional experience, demonstrated leadership ability, integrity and judgment, record of public service, diversity, financial and technological acumen and international experience. We view and define diversity in a broad sense, which includes gender, ethnicity, age, education, experience and leadership qualities.

Practices for Considering Diversity. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds of the Board members.

Shareholder Nominations for Director. A shareholder of the Company may nominate a candidate or candidates for election to the Board if such shareholder (1) was a shareholder of record at the time the notice provided for below is delivered to the Corporate Secretary, (2) is entitled to vote at the meeting of shareholders called for the election of directors and is entitled to vote upon such election and (3) complies with the notice procedures set forth in our Bylaws. Nominations made by a shareholder must be made by giving timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if (and only if) the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting

10	CHENIERE

DIRECTOR NOMINATIONS AND QUALIFICATIONS

or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice must include information about the shareholder and the nominee, as required by our Bylaws, which are available on our website at www.cheniere.com.

Director Nominations for Inclusion in Proxy Statement (Proxy Access). A shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s common stock for at least the prior three consecutive years (and meeting the other requirements set forth in our Bylaws) may nominate for election to our Board and inclusion in our proxy statement for our annual meeting of shareholders up to 20% of the number of directors serving on our Board. In September 2016, the Board amended the Company’s proxy access bylaw to (i) expand the definition of Eligible Holder to specifically allow groups of funds under common management and funded primarily by the same employer to be treated as one Eligible Holder, (ii) clarify the timing required for a shareholder to propose a director nominee and (iii) eliminate the provision that allowed the Company to omit from its Proxy Statement a director nominee who receives a vote of less than 25% of the shares of common stock entitled to vote for such nominee at one of the two preceding annual meetings.

Notice must include all information formally stated in our Bylaws, which is available on our website at www.cheniere.com. In addition to complying with the other requirements set forth in our Bylaws, an eligible shareholder must provide timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely for purposes of proxy access, a shareholder’s notice must be delivered not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement to shareholders for the prior year’s annual meeting of shareholders. However, if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice must be given in the manner provided in our Bylaws by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the 10th day following the date on which public announcement of such Other Meeting Date is first made.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and should continue to serve on our Board as of the date of this Proxy Statement. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Director Retirement Policy. The Board has adopted a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his or her current term expires, unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. The Board believes this policy will ensure a healthy rotation of directors, which will promote the continued influx of new ideas and perspectives to the Board.

2019 PROXY STATEMENT	11

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES

JACK A . FUSCO PRESIDENT & CEO	AGE: 56 DIRECTOR SINCE: JUNE 2016

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. (”Cheniere Partners”) a publicly-traded limited partnership that is operating the Sabine Pass LNG terminal. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Holdings from June 2016 to September 2018. Mr. Fusco is also a Manager, President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of

Calpine, Mr. Fusco managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 30 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006.

Skills and Qualifications:

Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

G . ANDREA BOTTA CHAIRMAN OF THE BOARD AND CHAIRMAN OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 65 DIRECTOR SINCE: 2010

G. Andrea Botta is the Chairman of the Board and Chairman of our Governance and Nominating Committee. Mr. Botta has served as President of Glenco LLC (“Glenco”), a private investment company, since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of

IFINT-USA, Inc. From March 2008 until February 2018, Mr. Botta served on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business Administration from the University of Torino in 1976.

Skills and Qualifications:

Mr. Botta brings a unique international perspective to our Board and significant investing expertise. He has over 30 years of investing experience primarily in private equity investing.

12	CHENIERE

DIRECTOR BIOGRAPHIES

VICKY A . BAILEY MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 67 DIRECTOR SINCE: 2006

Vicky A. Bailey is a member of our Audit Committee and Governance and Nominating Committee. Since November 2005, Ms. Bailey has been President of Anderson Stratton International, LLC, a strategic consulting and government relations company in Washington, D.C. She was a partner with Johnston & Associates, LLC, a public relations firm in Washington, D.C., from March 2004 through October 2006. Prior to joining Johnston & Associates, LLC, Ms. Bailey served as Assistant Secretary for the Office of Policy and International Affairs of the U.S. Department of Energy from 2001 through February 2004. From February 2000 until May 2001, she was President and a director of PSI Energy, Inc., the Indiana electric utility subsidiary of Cinergy Corp. Prior to joining PSI Energy, Ms. Bailey was a Commissioner on the Federal Energy Regulatory Commission beginning in 1993. Ms. Bailey currently serves on the board of directors of Equitrans Midstream Corporation, a publicly-traded natural gas midstream company, PNM Resources, Inc., an investor-owned energy holding company and Battelle Memorial Institute, a private nonprofit applied science and technology development company in Columbus, Ohio. Ms. Bailey previously served on the board of directors of EQT Corporation, a publicly-traded petroleum and natural gas exploration and pipeline company, from July 2004 to November 2018. In January 2010, Ms. Bailey was appointed as a member of the Secretary of Energy’s Blue Ribbon Commission on America’s Nuclear Future. She received a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at the Wharton School in 2013.

Skills and Qualifications:

Ms. Bailey has extensive knowledge of the energy industry, including significant experience with the Federal Energy Regulatory Commission, and government and public relations. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy executive and having served as Assistant Secretary for the Office of Policy and International Affairs.

NUNO BRANDOLINI MEMBER OF COMPENSATION COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 65 DIRECTOR SINCE: 2000

Nuno Brandolini is a member of our Compensation Committee and Governance and Nominating Committee. Mr. Brandolini was a general partner of Scorpion Capital Partners, L.P., a private equity firm organized as a small business investment company, until June 2014. Prior to forming Scorpion Capital and its predecessor firm, Scorpion Holding, Inc., in 1995, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Prior to 1993, Mr. Brandolini was a Vice President in the investment banking department of Salomon Brothers, Inc., and a Principal with the Batheus Group and Logic Capital, two venture capital firms. Mr. Brandolini began his career as an investment banker with Lazard Freres & Co. Mr. Brandolini currently serves as a director of Lilis Energy, Inc., an oil and gas exploration and production company. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School.

Skills and Qualifications:

Mr. Brandolini brings a unique financial perspective to our Board based on his extensive experience as an investment banker and having actively managed private equity investments for approximately 20 years.

2019 PROXY STATEMENT	13

PROPOSAL 1 – ELECTION OF DIRECTORS

DAVID I. FOLEY DIRECTOR	AGE: 51 DIRECTOR SINCE: 2012

David I. Foley is a director of the Company. Mr. Foley is a Senior Managing Director in the Private Equity Group of The Blackstone Group L.P., an investment and advisory firm (“Blackstone”), and Chief Executive Officer of Blackstone Energy Partners L.P. Prior to joining Blackstone in 1995, Mr. Foley was an employee of AEA Investors Inc., a private equity investment firm, from 1991 to 1993, and a consultant with The Monitor Company, a business management consulting firm, from 1989 to 1991. Mr. Foley previously served on the board of directors of PBF Energy, Inc., from 2008 to 2014, Kosmos Energy Ltd., from 2004 to 2018, and Falcon Minerals Corp., from 2011 to 2018. Mr. Foley received a B.A. and an M.A. in Economics from Northwestern University and an M.B.A. from Harvard Business School.

Skills and Qualifications:

Mr. Foley brings industry expertise and a unique financial perspective to our Board based on his extensive experience having actively managed private equity investments for over 20 years. Mr. Foley’s appointment to the Board of Cheniere was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, Blackstone CQP Holdco, LP (“Blackstone Holdco”) and various other related parties in connection with Blackstone Holdco’s purchase of Class B units in Cheniere Partners.

DAVID B. KILPATRICK MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 69 DIRECTOR SINCE: 2003

David B. Kilpatrick is a member of our Audit Committee and Compensation Committee. Mr. Kilpatrick previously served as our Lead Director from June 2015 to January 2016. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. He has been the President of Kilpatrick Energy Group, which invests in oil and gas ventures and provides executive management consulting services, since 1998. Mr. Kilpatrick served on the board of directors and as Chairman of the Compensation and Governance Committee of the general partner of Breitburn Energy Partners, L.P., a publicly traded MLP, from 2008 to 2018. Mr. Kilpatrick served on the board of managers of Woodbine Holdings, LLC, a privately held company engaged in the acquisition, development and production of oil and natural gas properties in Texas from 2011 to 2016. In May 2013, he was elected Chairman of the Board of Applied Natural Gas Fuels, Inc., a producer and distributor of liquefied natural gas fuel for the transportation and industrial markets, until the company was sold in 2018. He also served on the board of directors of

PYR Energy Corporation, a publicly-traded oil and gas exploration and production company, from 2001 to 2007, and of Whittier Energy Corporation, a publicly-traded oil and gas field exploration services company, from 2004 to 2007. He was the President and Chief Operating Officer for Monterey Resources, Inc., a publicly traded oil and gas company, from 1996 to 1998 and held various positions with Santa Fe Energy Resources, an independent oil and gas production company, from 1983 to 1996. Mr. Kilpatrick received a B.S. in Petroleum Engineering from the University of Southern California and a B.A. in Geology and Physics from Whittier College.

Skills and Qualifications:

Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry and brings significant executive-level and consulting experience in the oil and gas industry to our Board.

14	CHENIERE

DIRECTOR BIOGRAPHIES

ANDREW LANGHAM MEMBER OF COMPENSATION COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 46 DIRECTOR SINCE: 2017

Andrew Langham is a member of our Compensation Committee and Governance and Nominating Committee. Mr. Langham has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, mining, real estate and home fashion) since 2014. From 2005 to 2014, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Langham was an associate at Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has been a director of: Welbilt, Inc. (formerly Manitowoc Foodservice, Inc.), a commercial food service equipment manufacturer, since 2016; and CVR Partners LP, a nitrogen fertilizer company, since 2015. Mr. Langham was previously a director of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from 2014 to 2017; CVR Refining, LP, an independent downstream energy limited partnership, from 2014 to 2019; Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, from 2015 to 2018; and Newell Brands Inc., a global marketer of consumer and commercial products, in 2018. Mr. Langham received a B.A. from Whitman College and a J.D. from the University of Washington.

Skills and Qualifications:

Mr. Langham brings a unique perspective to our Board based on his significant corporate governance, compliance, regulatory, finance and mergers and acquisitions expertise. Mr. Langham was initially appointed to the Board of Cheniere in accordance with a Nomination and Standstill Agreement that was entered into on August 15, 2015 by the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP.

COURTNEY R. MATHER, CAIA, CFA, FRM MEMBER OF AUDIT COMMITTEE	AGE: 42 DIRECTOR SINCE: 2018

Courtney R. Mather, CAIA, CFA, FRM is a member of our Audit Committee. Mr. Mather has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since December 2016, and was previously Managing Director of Icahn Capital from April 2014 to November 2016. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of: Caesars Entertainment Corporation, a global casino-entertainment and hospitality services provider, since March 2019; Newell Brands Inc., a manufacturer and distributor of a broad range of consumer products, since March 2018; Conduent Inc., a provider of business process outsourcing services, since December 2016; Herc Holdings Inc., an international provider of equipment rental and services, since June 2016; TER Holdings I, Inc. (formerly known as Trump Entertainment Resorts, Inc.), a company engaged in real estate holdings, since February 2016; and Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since June 2015. Mr. Mather was previously a director of: Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, from October 2015 to March 2019; Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from May 2015 to January 2017; Viskase Companies Inc., a meat casing company, from

June 2015 to March 2016; American Railcar Industries, Inc., a railcar manufacturing company, from July 2014 to March 2016; CVR Refining, LP, an independent downstream energy limited partnership, from May 2014 to March 2016; and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2014 to March 2016. TER Holdings, Ferrous Resources Limited, Federal-Mogul, American Railcar Industries, CVR Refining, CVR Energy, and Viskase are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in each of Caesars Entertainment, Cheniere, Newell Brands, Conduent, Herc Holdings, and Freeport-McMoRan through the ownership of securities. Mr. Mather received a B.A. from Rutgers College, and attended the United States Naval Academy. Mr. Mather holds the Chartered Alternative Investment Analyst (CAIA), Chartered Financial Analyst (CFA), and Certified Financial Risk Manager (FRM) professional designations.

Skills and Qualifications:

Mr. Mather brings significant experience in finance to our Board and experience providing strategic advice and guidance to companies through his service as a director on various public company boards. Mr. Mather was initially appointed to the Board of Cheniere in accordance with a Nomination and Standstill Agreement that was entered into on August 15, 2015 by the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP.

2019 PROXY STATEMENT	15

PROPOSAL 1 – ELECTION OF DIRECTORS

DONALD F. ROBILLARD, JR. CHAIRMAN OF AUDIT COMMITTEE	AGE: 67 DIRECTOR SINCE: 2014

Donald F. Robillard, Jr. is the Chairman of our Audit Committee. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. (“Hunt”), a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching, from July 2015 until his retirement on January 31, 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard also served, from February 2016 through August of 2017, as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016 was spun out of

Hunt. He is currently President of Robillard Consulting, LLC, an oil and gas advisory firm. Mr. Robillard is currently on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company, and the Board of Directors of Avalon Exploration and Production, LLC, a private oil and gas company. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the National Association of Corporate Directors. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications:

Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

NEAL A. SHEAR CHAIRMAN OF COMPENSATION COMMITTEE	AGE: 64 DIRECTOR SINCE: 2014

Neal A. Shear is the Chairman of our Compensation Committee. Mr. Shear is Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading and Chair of the Commodities Business. He currently serves on the Advisory Board of Green Key Technologies, a financial Voice over Internet Protocol (“VoIP”) technology company. Mr. Shear also serves as a director of Galileo Technologies S.A., a global provider of modular technologies for compressed natural gas and LNG production and transportation, since February 2017; Sable Permian Resources LLC, an independent oil and natural gas company focused on the acquisition, development and production of unconventional oil and natural gas reserves within the Permian Basin of West Texas, since May 2017; and Narl Refining Inc., the refining arm of North Atlantic Holdings St John’s Newfoundland, since November 2014. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications:

Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

16	CHENIERE

GOVERNANCE INFORMATION

BOARD COMMITTEE MEMBERSHIP AND ATTENDANCE

The following table shows the fiscal year 2018 membership and chairpersons of our Board committees, committee meetings held and committee member attendance as a percentage of meetings eligible to attend. The current Chair of each Board committee is indicated in the table.

	NUMBER OF MEETINGS HELD	BOTTA	FUSCO	BAILEY	BRANDOLINI	FOLEY	KILPATRICK	LANGHAM(1)	LIPINSKI(1)	MATHER(1)	ROBILLARD	SHEAR	ZICHAL(3)
Audit	9	—	—	89%	—	—	89%	—	100%	100%	100% Chair	—	—
Governance and Nominating	5	100%(2) Chair	—	100%	80%	—		100%	—	—	—	—	100%
Compensation	6	—	—	—	83%	—	100%	100%	100%		—	100% Chair	100%

(1)	In May 2018, Mr. Mather replaced Mr. Lipinski on the Board.

(2)	In August 2018, Mr. Botta was appointed Chair of the Governance and Nominating Committee.

(3)	In July 2018, Ms. Zichal resigned from the Board.

DIRECTOR INDEPENDENCE

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the NYSE American LLC (“NYSE American”) independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE American independence standards state that the following list of persons will not be considered independent:

•

a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company other than prior employment as an interim executive officer for less than one year;

•

a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services, compensation paid to an immediate family member who is a non-executive employee of the Company, compensation received for former service as an interim executive officer provided the interim service did not last longer than one year, benefits under a tax-qualified retirement plan or non-discretionary compensation;

•

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•

a director who is, or has an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

2019 PROXY STATEMENT	17

GOVERNANCE INFORMATION

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; or

•

a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

As of February 2019, the Board determined that Messrs. Botta, Brandolini, Kilpatrick, Langham, Mather, Robillard and Shear and Ms. Bailey are independent, and none of them has a relationship that may interfere with the exercise of his or her independent judgment.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. Mr. Botta serves as the Non-Executive Chairman of the Board. Mr. Fusco serves as President and CEO.

The Company has in place strong governance mechanisms to ensure the continued accountability of the CEO to the Board and to provide strong independent leadership, including the following:

•

the Non-Executive Chairman of the Board provides independent leadership to the Board and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•

each of the Board’s standing committees, consisting of the Audit, Compensation and Governance and Nominating Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NYSE American listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•

the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below.

Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board position is held by Mr. Botta, an independent director. The Board has appointed an independent Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role allows the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter. These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

•	work with the CEO and the Corporate Secretary to prepare the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the CEO and the Corporate Secretary;

•	advise the CEO of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

•	advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

18	CHENIERE

SHAREHOLDER OUTREACH–GOVERNANCE

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the CEO on all issues, including, but not limited to, related party transactions;

•	in the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. Risks that could affect the Company are an integral part of Board and committee deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for managing particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. For a discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 26 of this Proxy Statement. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings.

SHAREHOLDER OUTREACH–GOVERNANCE

The Company proactively engages with shareholders on governance topics as a matter of strategic priority, and the continuous evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), members of our Board and management reached out to, and had extensive dialogue with, shareholders representing more than 50% of our outstanding common stock, through both in-person and telephonic meetings.

Following our 2018 Annual Meeting, we engaged with shareholders holding more than 50% of our outstanding common stock, as well as proxy advisory firms, and we intend to continue our proactive shareholder outreach efforts going forward and to consider any shareholder concerns that are raised with respect to our governance framework.

The Board believes that its current system of corporate governance oversight enables the directors to be prudent stewards of shareholder capital and the long-term interests of the Company and our shareholders. In addition, the Board is responsive to evolution in the general corporate governance environment.

Key Themes from Our Shareholder Outreach

Many of our shareholders have different methodologies and processes for evaluating governance programs. However, a number of common themes emerged during our engagements with shareholders, which included:

•

Additional disclosure regarding the Company’s prioritization and efforts regarding Environmental, Social, and Governance (“ESG”) issues. An increasing number of our shareholders have expressed a desire for improved disclosure regarding the Company’s efforts to address ESG-related issues and opportunities. Addressing ESG-related issues and opportunities is a focus of the Company’s executive management, with oversight from the Governance and Nominating Committee of the Board, and we have made significant progress with respect to addressing these issues. We have included added disclosure regarding ESG and the Company’s progress below in “—Corporate Social Responsibility and Political Advocacy and Oversight.” We will continue to address these important issues and evolve our related disclosure in the future.

•

Continued monitoring and implementation of best governance practices. Several of our shareholders have expressed a desire that our Board continue to monitor changes in the general corporate governance environment and consider any appropriate changes to our governance practices. Our Board is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Please see pages 38-39 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

2019 PROXY STATEMENT	19

GOVERNANCE INFORMATION

CORPORATE SOCIAL RESPONSIBILITY AND POLITICAL ADVOCACY AND OVERSIGHT

Climate and Sustainability

Climate Change Strategy

There is a growing need to manage climate risks globally and transition away from coal and oil to cleaner, less carbon intensive energy sources such as natural gas. Cheniere helps address this need.

Our focus on clean energy sources is so central to our operations that it comprises our vision statement: “We provide clean, secure, and affordable energy to the world”. The International Energy Agency concludes that even under a 2 degree carbon-constrained scenario, that natural gas may provide a quarter of the global energy demand by 2040 and that LNG facilities will remain critical to meet this future demand1.

To help us realize our vision and our opportunity to help address climate change, Cheniere has adopted a set of climate and sustainability principles which have been reviewed by the Board (https://www.cheniere.com/corporate-responsibility/climate-sustainability/) as part of its oversight of our sustainability program:

1.	Science: Cheniere will promote and follow peer-reviewed science to assess our impacts, anchor our engagements, and determine our actions

2.	Operational Excellence: Cheniere will design and operate our facilities to reduce environmental impacts

3.	Supply Chain: Cheniere will work with our partners to reduce environmental impacts throughout our supply chain

4.	Transparency: We will communicate openly and proactively with our stakeholders

Sustainability Governance

The Governance and Nominating Committee of the Board provides oversight of climate and sustainability policies and strategies.

Cheniere’s sustainability initiatives are managed by the Policy, Government, and Public Affairs organization, led by the Senior Vice President, Policy, Government and Public Affairs (a member of Cheniere’s senior management team, reporting to our Chief Executive Officer). Cheniere’s dedicated climate and sustainability team is responsible for advising the executive leadership and the Board on climate and sustainability programs and for their implementation. An enterprise-level steering committee and working group supports the development of the Corporate Social Responsibility (“CSR”) report, and we plan to issue our inaugural CSR report in late 2019 or early 2020.

Sustainability Engagement

Cheniere engages on ESG issues including climate science and policy in the US and internationally:

•	In June 2018, we announced the formation of the Collaboratory to Advance Methane Science to improve the scientific understanding of methane emissions across the entire natural gas value chain

•	Cheniere staff have published and/or submitted peer-reviewed papers on climate- related science

•

Cheniere staff presented the consensus study report by the National Academy of Sciences’ Committee on Anthropogenic Methane Emissions in the United States at the World Gas Conference in Washington D.C. in June 2018.

•

Cheniere employees engage on climate and sustainability matters on the Sustainability Accounting Standards Board’s Standards Advisory Group, Center for Climate & Energy Solutions, and International Petroleum Industry Environmental Conservation Association

•	Key engagements carried out during the past year with local communities include:

○	community open houses

○	a community advisory panel

○	tribal outreach

○	public presentations and events

○	public safety briefings and workshops

[1]	World Energy Outlook 2018 and 2017

20	CHENIERE

CORPORATE SOCIAL RESPONSIBILITY AND POLITICAL ADVOCACY AND OVERSIGHT

•	Cheniere has initiated engagements with our natural gas partners to better understand the GHG emissions of Cheniere’s supply chain lifecycle

•	Cheniere has engaged with several environmental, social and governance rating agencies and external stakeholders regarding sustainability issues

Health and Safety

Cheniere is committed to conducting its business in a way that protects the safety and well-being of our workforce, customers, and others on-site or who may be affected by our operations.

Cheniere facilitates this commitment through the Health and Safety Policy that is aligned with the Company’s vision, mission, and core values. This policy is an integral part of the Company’s culture which promotes:

•	A Generative Safety Culture where no job is so important that it cannot be done safely

•	Performance measurement to drive continual improvement towards eliminating injuries and ill-health

•	Proactive identification and management of risk

•	Compliance with applicable legal and regulatory requirements

•	Conformance with industry standards

•	Proactive committed leadership and individual accountability for health and safety

•	Employee engagement

•	Training and competence in safe work practices and procedures

•	Assurance assessments and reviews

•	Investigation of health and safety incidents and the implementation of lessons learned

•	Integration of health and safety into all aspects of the business

Cheniere’s commitment to a robust Safety Culture and Committed Leadership is supported through the following key programs:

•

An Executive Safety Committee that sets the strategic health and safety direction for Cheniere. It is chaired by a member of our senior leadership with attendance of other senior leaders, including the Chief Executive Officer. Representatives from our assets and office locations serve on the Committee.

•

Asset location and Office Safety Committees that are chaired by and include Company employees. These Committees seek to deliver on safety practices and promote safety culture through locally established programs.

Cheniere utilizes a risk-based approach that establishes the processes through which health and safety excellence is delivered, and it defines the standards and procedures to enable delivery of critical processes, in a consistent approach.

To ensure that our employees can effectively implement safety processes relevant to their roles at Cheniere, we maintain a robust training program. It ensures compliance with all safety regulatory requirements while establishing the competency and training needs to deliver on the health and safety processes.

Governance and assurance programs are also in place which define the safety performance metrics and verification processes that are used to assess the effectiveness of the health and safety programs. In addition, these programs enable a proactive approach to safety through the collation and analysis of the safety performance metrics and determination of health and safety trends. An assurance process verifies that implemented programs are value-added, effective and meeting or exceeding the health and safety requirements.

Cheniere has established processes to share lessons learned and promote continuous improvement in systems and processes in meeting our commitment to our core value of safety.

The Health and Safety Policy is reviewed annually to ensure relevance, sustainability, and to adopt any changes to further enhance our commitments.

2019 PROXY STATEMENT	21

GOVERNANCE INFORMATION

Community Investments

We are committed to being a responsible corporate leader in the communities where we operate and our employees live. We deliver on this promise by engaging in philanthropic activities that support Cheniere’s values, fostering strong community relationships and enhancing employee satisfaction and engagement, and we strategically prioritize our investments by aligning with our business and community needs.

We offer several programs through which we can impact our communities, such as volunteer efforts, financial contributions and in-kind donations. We established the Cheniere Cares Foundation in late 2017, which is a non-profit dedicated to giving back to the communities in which we live and work. In 2018, we implemented several other enhancements, including a formal Volunteer Hours Policy, an Employee Matching Gifts Program and a Global Day of Giving for all employees. On our inaugural Global Day of Giving, we teamed up world-wide to volunteer at local food facilities. For the Houston Food Bank, we sponsored a mobile food pantry and provided healthy groceries to 368 families in need; prepared 5,998 meals for an after school program through Keegan’s Kitchen, and packed 10,800 meals through the Backpack Buddy Bags program. Our Sabine Pass team supported The Giving Field by tending gardens and planting vegetables to be used to produce healthy meals, preparing and serving meals at Abraham’s Tent for over 200 underserved individuals, and delivering 100 meals to the elderly. In Corpus Christi, we assisted the Coastal Bend Food Bank by sorting and boxing almost 16,000 pounds of food for those in need. Our London office packed food and delivered parcels to 12 locations in the area through Fareshare.

2018 Community Investments Updates and Highlights

In 2018, we invested approximately $2.4 million in support of local non-profit organizations. For us, education is key to stronger communities. In 2018, we presented a $250,000 donation to both Sowela Technical Community College and Del Mar Community College in support of the Cheniere Apprenticeship program, and a $180,000 donation to the Barbara Bush Houston Literacy Foundation towards its My Home Library Program. Cheniere’s $100,000 contribution to the National Guard Youth ChalleNGe Post Graduate Program provided scholarships for at-risk youth to continue their education in college, vocational programs, or technical schools. Additionally, many of our local communities continue to struggle in the aftermath of Hurricane Harvey. To help with rebuilding efforts, Cheniere donated $250,000 to Coastal Bend Disaster Recovery Group to repair and reconstruct homes in South Texas for individuals who have yet to fully recover. Cheniere also participates in several other initiatives, including volunteer efforts, in kind donations and donation collection drives for military, education and underserved youth.

In 2018, we received recognition from the BP MS150, a two-day fundraising cycling ride organized by the National MS Society and which is the largest event of its kind in North America, for being a top 10 fundraising team, and also received the Chairman’s Circle Award for cumulatively raising over $500,000 in recent years. We were recognized as a member of the Pink Power League for the Susan G. Komen Foundation and received the Eagle Ford Excellence Award for Community and Social Investment.

Invested over $2.4M	Provided nearly 3,000 volunteer hours	Received Chairman’s Award from the BP MS150 for cumulatively raising over $500,000	Donation drives for the military, education, and underserved youth

Political Advocacy and Oversight

It is Cheniere’s policy that Company funds or assets will not be used to make a political contribution to any political party or candidate, unless approval has been given by a compliance officer. The Cheniere Energy, Inc. Political Action Committee (the “Cheniere PAC”) is a forum for employees to voluntarily contribute to a fund that supports the election of candidates to Congress who support the principles of free enterprise, good government, a fair and reasonable business environment for the energy industry and who share the Company’s philosophy that energy diversity advances overall energy security. Decisions about contributions to specific federal candidates are made by members of the Cheniere PAC, with input from the Company’s government affairs staff in Washington, D.C.

In total, Cheniere and Cheniere employees, through the Cheniere PAC and direct corporate funds, contributed less than $1 million in 2018 to political parties and candidates.

22	CHENIERE

MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND COMMITTEES OF THE BOARD

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the oversight of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to authority delegated by the Board, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating and Compensation Committees. Members of the Audit, Governance and Nominating and Compensation Committees for a given year are selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2018, our Board held 10 meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served during the period for which each director served. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2018 Annual Meeting of Shareholders, 11 of the 11 members of the Board then serving were present.

Committee Membership as of April 15, 2019:

AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	COMPENSATION COMMITTEE

Donald F. Robillard, Jr.*	G. Andrea Botta*	Neal A. Shear*

Vicky A. Bailey	Vicky A. Bailey	Nuno Brandolini

David B. Kilpatrick	Nuno Brandolini	David B. Kilpatrick

Courtney R. Mather	Andrew Langham	Andrew Langham

*	Chair of Committee

AUDIT COMMITTEE

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC, and the Board determined that each of Messrs. Robillard and Mather is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held 9 meetings during the fiscal year ended December 31, 2018.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, VP-internal audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

2019 PROXY STATEMENT	23

GOVERNANCE INFORMATION

GOVERNANCE AND NOMINATING COMMITTEE

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC. The Governance and Nominating Committee held 5 meetings during the fiscal year ended December 31, 2018.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•	develop a process, subject to approval by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•

identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures and recommend to the Board such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•	identify, at least annually, members of the Board to serve on each Board committee and as chairman of each Board committee and recommend each such member and chairman to the Board for approval;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE American;

•	develop and maintain policies and procedures with respect to the evaluation of the performance of the CEO;

•	review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•	review, at least annually, director compensation for service on the Board and Board committees, including committee chairmen compensation, and recommend any changes to the Board;

•	review, at least annually, the Company’s policies and practices relating to corporate governance and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

•

provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval;

•

along with the independent directors of the Board, develop and maintain policies and principles with respect to the search for and evaluation of potential successors to the CEO, and maintain a succession plan in accordance with such policies;

•	develop and oversee a continuing education program for directors;

•	review with management the current and emerging environmental, sustainability and social responsibility issues impacting the Company; and

•	review, at least annually, the Company’s climate change and sustainability policies and strategies.

COMPENSATION COMMITTEE

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC. The Compensation Committee held 6 meetings during the fiscal year ended December 31, 2018. The Compensation Committee reviews and approves the compensation policies, practices and plans of the Company pursuant to a written charter, which is available on our website at www.cheniere.com. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority

24	CHENIERE

GOVERNANCE AND NOMINATING COMMITTEE

to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•

review and approve corporate goals and objectives, after consultation with the Board and management and consistent with stockholder-approved compensation plans, for performance-based compensation for the CEO and other executive officers for the defined performance period;

•	review and recommend to the Board for approval the maximum amount of performance-based compensation for the CEO and other executive officers for the defined performance period;

•

review and certify, in writing, whether established goals and objectives of any performance-based compensation plans for the CEO and other executive officers have been met for the completed performance period;

•

review and recommend to the Board for approval performance-based compensation, if any, for the CEO and other executive officers based on the established corporate goals and objectives for the completed performance period;

•	review and recommend to the Board for approval the compensation level for the CEO and other executive officers based on the Compensation Committee’s evaluations;

•	report to the Board on the performance of the CEO and other executive officers in light of the established corporate goals and objectives for the performance period;

•	assess the ongoing competitiveness of the total executive compensation package;

•	review and approve budgets and guidelines for performance-based compensation;

•	review existing cash-based and equity-based compensation plans;

•

review and recommend to the Board for approval all new cash-based, equity-based and performance-based compensation plans and all material modifications to existing compensation plans, provided that any equity-based inducement plans shall be approved by the Compensation Committee;

•

review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent shareholder advisory vote on frequency of say-on-pay votes required by the rules and regulations of the SEC, and review and approve the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•

review and recommend to the Board for approval any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•

review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	administer the Company’s stock plans;

•

grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee or a committee of the Board, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	conduct and review an annual Committee performance evaluation; and

•

review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation and evaluate executive compensation policies and practices that may mitigate any such risk.

2019 PROXY STATEMENT	25

GOVERNANCE INFORMATION

REVIEW OF COMPENSATION RISK

The Compensation Committee considered the risks associated with our compensation policies and practices in 2018. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not include risk-taking incentives or encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•

A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals, and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•

A significant portion of our executive officers’ compensation is provided in equity and is tied to the stock value of the Company, and our executive officer stock ownership guidelines subject our executive officers to minimum share ownership and retention requirements, further aligning their interests with those of our shareholders.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•

We do not maintain highly leveraged payout curves for incentive compensation opportunities, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts, and compliance and ethical behavior are integral factors considered in all performance assessments.

•	The Company’s Policy on Insider Trading and Compliance prohibits executive officers from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

CODE OF CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

DIRECTOR CONTINUING EDUCATION

Continuing education opportunities are provided to keep directors updated with information about our industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues facing our business, directors are invited to visit our operating locations, tour our facilities and directly interact with the personnel responsible for our day-to-day operations. Directors also participate in the National Association of Corporate Directors (NACD) of which the Company is a member.

26	CHENIERE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2018 through the 2018 Annual Meeting, the Compensation Committee consisted of Ms. Zichal and Messrs. Brandolini, Kilpatrick and Lipinski. From the 2018 Annual Meeting through the end of 2018, the Compensation Committee consisted of Messrs. Brandolini, Kilpatrick, Langham and Shear. During 2018, none of our executive officers served as a member of the compensation committee of any other company that had an executive officer who served as a member of our Board. During 2018, none of our executive officers served as a member of the board of directors of any other company that had an executive officer who served as a member of our Compensation Committee. Mr. Shear served as the Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016.

DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board.

Maintaining a market-based compensation program for our directors enables the Company to attract qualified members to serve on the Board. The Governance and Nominating Committee, with the assistance of our independent compensation consultant, periodically reviews our director compensation levels and practices and compares them to that of comparable companies to ensure they are aligned with market practices. Specifically, comparisons are made to the companies included in our peer group used for benchmarking the compensation of our executive officers, which is discussed under “Peer Group and Benchmarking” below, as well as to data presented in the annual NACD Director Compensation Report. Based on the results of such competitive reviews, the Governance and Nominating Committee may recommend changes to our director compensation program to the Board for approval.

During the fiscal year ended December 31, 2017, the Board approved an increase to the annual compensation for each non-employee director for his or her service from $180,000 to $210,000 and did not increase annual director compensation in 2018. Mr. Fusco did not receive any compensation for his service as a director. Directors may elect to receive the annual compensation either (i) 100% in restricted stock or (ii) $90,000 in cash and $120,000 in restricted stock. Additional compensation is also paid for Board leadership positions, to recognize the additional time required to perform their responsibilities. These additional fees are as follows: $20,000 each for the Chairs of the Audit Committee and Compensation Committee; $10,000 for the Chair of the Governance and Nominating Committee; and $150,000 for the Non-Executive Chairman. Cash payments are made quarterly. The directors’ restricted stock equity retainer of $120,000 and 50% of all Chair fees awarded in 2018 vest on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such restricted stock vests quarterly.

The Governance and Nominating Committee continues to evaluate our total director compensation package to ensure competitiveness with market practices, as well as fairness and appropriateness in light of the responsibilities and obligations of our non-employee directors.

2019 PROXY STATEMENT	27

GOVERNANCE INFORMATION

The compensation earned by or paid to our non-employee directors for the year ended December 31, 2018, is set forth in the following table:

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2018

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Vicky A. Bailey(2)	$92,500	$120,059	—	—	—	—	$212,559
G. Andrea Botta(3)	$167,500	$195,025	—	—	—	—	$362,525
Nuno Brandolini(4)	$95,000	$120,059	—	—	—	—	$215,059
David I. Foley(5)	$90,000	$120,059	—	—	—	—	$210,059
David B. Kilpatrick(6)	$90,000	$120,059	—	—	—	—	$210,059
Andrew Langham(7)	$45,000	$210,118	—	—	—	—	$255,118
John J. Lipinski(8)	$45,000	$—	—	—	—	—	$45,000
Courtney Mather(9)	$—	$210,118	—	—	—	—	$210,118
Donald A. Robillard, Jr.(10)	$5,000	$230,118	—	—	—	—	$235,118
Neal A. Shear(11)	$—	$230,118	—	—	—	—	$230,118
Heather R. Zichal(12)	$60,747	$—	—	—	—	—	$60,747

(1)

For Ms. Bailey and Messrs. Botta, Brandolini, Foley, Kilpatrick, Langham, Mather, Robillard and Shear, the amounts in this column reflect the grant date fair values (at $62.11 per share on May 17, 2018) of awards made on May 17, 2018.

(2)

Ms. Bailey was granted 1,933 shares of restricted stock on May 17, 2018, with a grant date fair value of $120,059. As of December 31, 2018, she had a total 1,933 shares of restricted stock outstanding.

(3)

Mr. Botta was granted 3,140 shares of restricted stock on May 17, 2018, with a grant date fair value of $195,025. Mr. Botta receives $150,000 for his service as Non-Executive Chairman of the Board of Directors. Mr. Botta receives $10,000 for his service as Chairman of the Governance and Nominating Committee. As of December 31, 2018, he had a total of 3,140 shares of restricted stock outstanding.

(4)

Mr. Brandolini was granted 1,933 shares of restricted stock on May 17, 2018, with a grant date fair value of $120,059. As of December 31, 2018, he had a total of 1,933 shares of restricted stock outstanding.

(5)

Mr. Foley was granted 1,933 shares of restricted stock on May 17, 2018, with a grant date fair value of $120,059. Mr. Foley is an employee of Blackstone and, pursuant to arrangements between Mr. Foley and Blackstone, we pay directly to Blackstone any and all compensation due to Mr. Foley in connection with his directorship of the Company.

(6)

Mr. Kilpatrick was granted 1,933 shares of restricted stock on May 17, 2018, with a grant date fair value of $120,059. As of December 31, 2018, he had a total of 1,933 shares of restricted stock outstanding.

(7)

Mr. Langham was granted 3,383 shares of restricted stock on May 17, 2018, with a grant date fair value of $210,118. As of December 31, 2018, he had a total of 2,658 shares of restricted stock outstanding.

(8)

On May 17, 2018, Mr. Lipinski resigned from the Board, and all of the outstanding shares of restricted stock of Mr. Lipinski were forfeited upon his departure. As of December 31, 2018, Mr. Lipinski had a total of 0 shares of restricted stock outstanding.

(9)

Mr. Mather was granted 3,383 shares of restricted stock on May 17, 2018, with a grant date fair value of $210,118. As of December 31, 2018, he had a total of 2,658 shares of restricted stock outstanding.

(10)

Mr. Robillard was granted 3,705 shares of restricted stock on May 17, 2018, with a grant date fair value of $230,118. Mr. Robillard receives $20,000 for his service as Chairman of the Audit Committee. As of December 31, 2018, he had a total of 2,900 shares of restricted stock outstanding.

(11)

Mr. Shear was granted 3,705 shares of restricted stock on May 17, 2018, with a grant date fair value of $230,118. Mr. Shear receives $20,000 for his service as Chairman of the Compensation Committee. As of December 31, 2018, he had a total of 2,900 shares of restricted stock outstanding.

(12)

On July 16, 2018, Ms. Zichal resigned from the Board, and all of the outstanding shares of restricted stock of Ms. Zichal were forfeited upon her departure from the Board. As of December 31, 2018, Ms. Zichal had a total of 0 shares of restricted stock outstanding.

28	CHENIERE

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers (for purposes of Rule 3b-7 under the Securities Exchange Act of 1934 and this Proxy Statement), as of the Record Date, all of whom serve at the request of the Board:

NAME	AGE	POSITION
Jack A. Fusco	56	Director, President and Chief Executive Officer
Michael J. Wortley	42	Executive Vice President and Chief Financial Officer
Anatol Feygin	50	Executive Vice President and Chief Commercial Officer
Sean N. Markowitz	45	General Counsel and Corporate Secretary
Douglas D. Shanda	49	Senior Vice President, Operations

Jack A. Fusco

President and Chief Executive Officer

Mr. Fusco has served as Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Michael J. Wortley

Executive Vice President and Chief Financial Officer

Mr. Wortley has served as Chief Financial Officer since January 2014 and as Executive Vice President since September 2016 (Senior Vice President from January 2014 to September 2016). Mr. Wortley joined Cheniere in February 2005. He served as Vice President, Strategy and Risk of Cheniere from January 2013 to January 2014 and as Vice President-Business Development of Cheniere and President of Corpus Christi Liquefaction, LLC, a wholly-owned subsidiary of Cheniere, from September 2011 to January 2013. He served as Vice President-Strategic Planning from January 2009 to September 2011 and Manager-Strategic New Business from August 2007 to January 2009. Mr. Wortley serves as a director and Executive Vice President and Chief Financial Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Partners. He also served as a director and Chief Financial Officer of Cheniere Holdings from January 2014 to September 2018 and Executive Vice President from August 2017 to September 2018 (Senior Vice President from January 2014 to August 2017). Prior to joining Cheniere in February 2005, Mr. Wortley spent five years in oil and gas corporate development, mergers, acquisitions and divestitures with Anadarko Petroleum Corporation (“Anadarko”), a publicly-traded oil and gas exploration and production company. Mr. Wortley began his career with Union Pacific Resources Corporation, a publicly-traded oil and gas exploration and production company subsequently acquired by Anadarko. Mr. Wortley received a B.B.A. in Finance from Southern Methodist University.

Anatol Feygin

Executive Vice President and Chief Commercial Officer

Mr. Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President, Strategy and Corporate Development. Mr. Feygin also currently serves as Executive Vice President and Chief Commercial Officer of Cheniere Partners GP, LLC, and previously served as a director and Executive Vice President and Chief Commercial Officer of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at New York University.

Sean N. Markowitz

General Counsel and Corporate Secretary

Mr. Markowitz has served as General Counsel and Corporate Secretary since September 2016. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Mr. Markowitz also currently serves as General Counsel and Corporate Secretary of Cheniere Energy Partners GP, LLC and previously served as General Counsel and Corporate Secretary of Cheniere Holdings from

2019 PROXY STATEMENT	29

MANAGEMENT

November 2016 and December 2015, respectively, to September 2018. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel—Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel—Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP (now a part of Hunton Andrews Kurth LLP). Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Douglas D. Shanda

Senior Vice President, Operations

Mr. Shanda has served as Senior Vice President of Operations since September 2016. Mr. Shanda joined Cheniere in October 2012 as Vice President, Sabine Pass Operations leading the effort to prepare for liquefaction operations. His role was expanded to include Corpus Christi Operations in 2015. Mr. Shanda currently serves as a director and Senior Vice President, Operations of Cheniere Energy Partners GP, LLC and previously served as director and Senior Vice President, Operations of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Mr. Shanda serves as President of Sabine Pass Liquefaction, LLC and Senior Vice President, Terminal Operations of Corpus Christi Liquefaction, LLC. Mr. Shanda is responsible for safe, reliable operations at Cheniere’s LNG terminals. Mr. Shanda has been professionally involved in the power, chemical, petrochemical, refining and LNG industries for over 25 years. Prior to joining Cheniere, Mr. Shanda served as the Senior Project Engineer, Technical Manager and Plant Manager of the PERU LNG liquefaction plant in Melchorita, Peru where he was responsible for the overall management of the facility including production, marine, maintenance, technical services, EHS, security and administration. Mr. Shanda has over 25 years of experience in project management and operations management. Mr. Shanda also serves as a director for The Alley Theatre and The Interstate Natural Gas Association of America (INGAA). He has a B.S. degree in Electrical Engineering from Iowa State University.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, agent or fiduciary (the “Indemnitee”) of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after written demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the Indemnitee, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or as otherwise required under Section 145 of the General Corporation Law of the State of Delaware, regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification; (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) if the Indemnitee did not act in good faith or in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company; (4) if the Indemnitee had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the Indemnitee is adjudged liable to the Company. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if, by law, the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

30	CHENIERE

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides information about our compensation plan as of December 31, 2018. The equity compensation plans approved by our shareholders consist of the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Plan”).

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(b) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN (a))
Equity compensation plans approved by security holders	3,872,765	(1)	—	4,280,325	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,872,765		—	4,280,325

(1)

The number in this column represents the number of shares issuable under outstanding RSU awards and PSU awards based on the maximum award level. For more information regarding these awards, please see “LTI Program” on page 45 of this Proxy Statement. The weighted-average exercise price of outstanding options, warrants and rights does not take these awards into account.

(2)

In 2011, the Company established the 2011 Plan, which was amended and restated in April 2017. The 2011 Plan is a broad-based incentive plan, which allows for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2011 Plan and remain outstanding as of December 31, 2018: 31,990 shares of restricted stock, 3,052,381 shares underlying RSUs and 788,394 shares underlying PSUs based on the maximum award level. The term of any award under the 2011 Plan may not exceed a period of ten years.

Vesting of restricted stock under the 2011 Plan depends on whether the restricted stock was granted as a retention award or annual director equity award. Vesting of retention awards typically occurs in equal annual installments over a two-year period or three-year period on each anniversary of the grant date. The outstanding annual director equity retainer awards and 50% of all Chair fees vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such stock vests quarterly.

Restricted Stock Units (“RSUs”) under the 2011 Plan generally vest in equal annual installments over a three-year period on each anniversary of the grant date or cliff vest upon the third anniversary of the grant date.

Performance Share Units (“PSUs”) under the 2011 Plan cliff vest upon the third anniversary of the grant date, subject to the satisfaction of performance conditions.

2019 PROXY STATEMENT	31

SECURITY OWNERSHIP

As of the Record Date, there were 257,390,300 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table”, and all of our directors and executive officers as a group, as well as owners of more than 5% of our outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. As of the Record Date, the current directors and executive officers of the Company beneficially owned an aggregate of 1,491,413 shares of common stock (approximately 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners owned of record or beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. The Company owns 100% of the general partner interest and 48.6% of the limited partner interest in Cheniere Partners. As of the Record Date, there were 348,625,292 common units, 135,383,831 subordinated units and 9,877,232 general partner units of Cheniere Partners outstanding.

	CHENIERE ENERGY, INC.			CHENIERE ENERGY PARTNERS, L.P.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Jack A. Fusco	501,630	(1)	*	—	—
Vicky A. Bailey	34,706		*	—	—
G. Andrea Botta	46,674		*	—	—
Nuno Brandolini	220,204	(2)	*		—
David I. Foley	35,604	(3)	*	—	—
David B. Kilpatrick	80,662	(4)	*	—	—
Andrew Langham	5,523		*	—	—
Courtney R. Mather	3,383		*	—	—
Donald F. Robillard, Jr.	23,328		*	—	—
Neal A. Shear	16,714		*	—	—
Michael J. Wortley	381,231	(5)	*	—	—
Anatol Feygin	59,728	(6)	*	—	—
Sean N. Markowitz	9,566	(7)	*	—	—
Douglas D. Shanda	72,960	(8)	*	2,850		*
All directors and executive officers as a group (16 persons)	1,491,413		*	2,850		*

*	Less than 1%

(1)

Includes 35,457 RSUs that vest in May 2019. Does not include 301,677 unvested RSUs awarded to Mr. Fusco. Of the total shares reported, 169,378 shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof.

(2)	Includes 6,000 shares held by Mr. Brandolini’s wife.

(3)

Includes 8,542 shares of restricted stock granted on October 1, 2012, 6,429 shares of restricted stock granted on June 6, 2013, 6,000 shares of restricted stock granted on March 5, 2014, 2,162 shares of restricted stock granted on September 11, 2014, 2,490 shares of restricted stock granted on June 11, 2015, 5,584 shares of restricted stock granted on June 2, 2016, 2,464 shares of restricted stock granted on May 18, 2017 and 1,933 shares of restricted stock granted on May 17, 2018. Based on a Form 4 filed by Mr. Foley, he disclaims beneficial ownership of these securities. Mr. Foley is an employee of Blackstone and, pursuant to arrangements between Mr. Foley and Blackstone, is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises.

32	CHENIERE

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

(4)	Includes 76,265 shares held by trust.

(5)	Does not include 153,780 unvested RSUs awarded to Mr. Wortley.

(6)	Does not include 134,264 unvested RSUs awarded to Mr. Feygin.

(7)	Does not include 60,485 unvested RSUs awarded to Mr. Markowitz.

(8)	Does not include 75,485 unvested RSUs awarded to Mr. Shanda.

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

The following table shows the beneficial owners known by us to own more than five percent of our voting stock as of the Record Date.

	COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	23,680,490	(1)	9.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,388,634	(2)	7.9%
FMR LLC 245 Summer Street Boston, MA 02210	14,982,530	(3)	5.8%
The Baupost Group, L.L.C. 10 St. James Avenue, Suite 1700 Boston, MA 02116	14,196,135	(4)	5.5%

(1)

Information is based on a Schedule 13D/A filed with the SEC on June 28, 2018 by: Icahn Partners LP; (ii) High River Limited Partnership; and (iii) Icahn Partners Master Fund LP. These entities are deemed to beneficially own 23,680,490 shares of common stock. High River Limited Partnership has sole voting power and sole dispositive power with regard to 4,736,099 shares. Each of Hopper Investments LLC, Barberry Corp. and Mr. Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners Master Fund LP has sole voting power and sole dispositive power with regard to 7,711,042 Shares. Each of Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners LP has sole voting power and sole dispositive power with regard to 11,233,349 Shares. Each of Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

(2)

Information is based on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group. The Vanguard Group has sole voting power over 161,836 shares of common stock, shared voting power over 43,044 shares of common stock, sole dispositive power over 20,186,405 shares of common stock and shared dispositive power over 202,229 shares of common stock.

(3)

Information is based on a Schedule 13G filed with the SEC on February 13, 2019 by FMR LLC. FMR LLC has sole voting power over 1,056,364 shares of common stock and sole dispositive power over 14,982,530 shares of common stock.

(4)

Information is based on a Schedule 13G/A filed with the SEC on February 13, 2019 by: (i) The Baupost Group, L.L.C.; (ii) Baupost Group GP, L.L.C.; and (iii) Seth A. Klarman. Each of these holders is deemed to beneficially own 14,196,135 shares of common stock. Each of these entities has shared power to vote and dispose of the shares beneficially owned.

All information provided in the “Owners of More than Five Percent of Outstanding Stock” table with respect to the above entities is based solely on information set forth in their respective Schedule 13D/A, Schedule 13G/A and Schedule 13G filings with the SEC, as applicable. This information may not be accurate or complete, and Cheniere takes no responsibility therefor and makes no representation as to its accuracy or completeness.

2019 PROXY STATEMENT	33

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including factors considered in making compensation decisions. Our NEOs for fiscal year 2018 were the following individuals:

JACK A. FUSCO DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	MICHAEL J. WORTLEY EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	ANATOL FEYGIN EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER	SEAN N. MARKOWITZ GENERAL COUNSEL AND CORPORATE SECRETARY	DOUGLAS D. SHANDA SENIOR VICE PRESIDENT, OPERATIONS

This CD&A is organized as follows:

1	Executive Summary	PAGE 34

2	Executive Compensation Philosophy & Objectives	PAGE 42

3	Components of Our Executive Compensation Program	PAGE 42

4	Executive Compensation Process	PAGE 51

5	Other Considerations	PAGE 54

EXECUTIVE SUMMARY

ABOUT OUR BUSINESS

Cheniere Energy, Inc. (“Cheniere”) is the leading producer and exporter of LNG in the United States. Our vision is to provide clean, secure and affordable energy to the world, while responsibly delivering a reliable, competitive and integrated source of LNG, in a safe and rewarding work environment. Our primary business strategy is to be a full service LNG provider to worldwide end-use customers.

We own and operate the Sabine Pass LNG terminal in Louisiana where we are developing, constructing and operating natural gas liquefaction and export facilities (the “SPL Project”) adjacent to the existing regasification facilities. We are also developing, constructing and operating a second natural gas liquefaction and export facility in Texas at the Corpus Christi LNG terminal (the “CCL Project”).

Each terminal includes a number of planned liquefaction trains (“Trains”), which convert natural gas into LNG so that it can be transported more economically across long distances. Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, potential overdesign and debottlenecking opportunities, of approximately 4.5 mtpa of LNG, and average run rate adjusted nominal production capacity of approximately 4.4 to 4.9 mtpa of LNG

34	CHENIERE

EXECUTIVE SUMMARY

per Train. For the SPL Project, we are constructing up to six Trains, which are in various stages of development, construction and operations. Trains 1 through 5 are operational and Train 6 is being commercialized and has all necessary regulatory approvals in place. For the CCL Project, we are currently developing up to three Trains. Train 1 is operational; Train 2 is undergoing commissioning; and Train 3 is under construction. We are also developing an expansion of the Corpus Christi LNG terminal adjacent to the CCL Project and filed an application with FERC in June 2018 for seven midscale Trains with an expected aggregate nominal production capacity of approximately 9.5 mtpa and one LNG storage tank.

The following table summarizes the current overall project status of the SPL Project and CCL Project:

	SPL PROJECT		CCL PROJECT

LIQUEFACTION TRAIN	TRAINS 1-5	TRAIN 6	TRAIN 1	TRAIN 2	TRAIN 3

Project Status	Operational	Limited Notices to Proceed Issued	Operational	Commissioning	Under Construction

Expected Substantial Completion	Complete	—	Complete	2H 2019	2H 2021

A final investment decision for Train 6 of the SPL Project is expected in 2019 upon commercialization and obtaining financing.

First Mover in U.S. LNG Exports

Trains 1 through 5 of the SPL Project were the first liquefaction facilities to have been constructed and placed in service in the U.S. in over 40 years, and Train 1 of the CCL Project is the first liquefaction train constructed and placed in service at a greenfield liquefaction facility in the lower 48 states. We are currently the largest LNG exporter in the U.S. and expect to be one of the top five LNG sellers in the world by 2020, representing approximately 8% of the global LNG market by 2020. As of the end of 2018, there were three LNG projects under construction and one project in operation in North America, other than Cheniere’s SPL Project and CCL Project. Additionally, there are over 20 LNG projects in the region that have started the regulatory process for LNG exports. Outside of North America, we estimate that over 30 LNG production projects are under various stages of development.

Liquefaction Projects Underpinned with Long-Term 20-Year Contracts

We have entered into long-term sale and purchase agreements (“SPAs”) between each respective project level subsidiary and third parties with fixed fees aggregating approximately $4.7 billion annually to make available an aggregate amount of LNG that is between approximately 75% to 95% of the expected aggregate adjusted nominal production capacity of the eight Trains under construction or completed. All of these SPAs have been entered into with investment grade parent companies as counterparties or guarantors and do not have price reopeners. Revenue generally will commence under these SPAs as each applicable Train reaches the date of first commercial delivery (“DFCD”).

Under these SPAs, the customers will purchase LNG for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG equal to approximately 115% of Henry Hub. In certain circumstances, the customers may elect to cancel or suspend deliveries of LNG cargoes, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension. As a result, we expect to generate a significant amount of predictable, stable cash flows annually, over the lives of the contracts.

For the volumes not contracted by our project level subsidiaries under long-term SPAs, we have an integrated marketing function that is expected to have access to the excess LNG available from the eight Trains under construction or completed at the SPL and CCL Projects, and is developing a portfolio of long-, medium- and short-term SPAs. Cheniere Marketing, LLC (together with its subsidiaries, “Cheniere Marketing”) has purchased LNG from the Sabine Pass terminal and other locations worldwide, transported and unloaded commercial LNG cargoes and has capitalized on opportunities to optimize its portfolio of assets with the intention of maximizing margins on these cargoes.

Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones and disciplined capital allocation. The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

2019 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

2018 PERFORMANCE AND DEVELOPMENTS

2018 was a breakthrough year for Cheniere. We achieved significant milestones throughout the organization, including financially, operationally and commercially:

Final investment decision with respect to Corpus Christi Train 3	Signed long-term SPAs for ~7.5 MTPA of LNG	Record financial results: revenue of ~$8 billion, net income of over $470 million and Consolidated Adjusted EBITDA of over $2.6 billion	Over 270 cargoes exported in 2018 totaling ~1 TCF of LNG

Strategic

•	In November 2018, we entered into an engineering, procurement and construction (“EPC”) contract with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for Train 6 of the natural gas liquefaction facilities at the SPL Project. We also issued limited notices to proceed to Bechtel to commence early engineering, procurement and site works.

•	In May 2018, our Board made a positive final investment decision (“FID”) with respect to Train 3 of the natural gas liquefaction and export facility at the CCL Project and issued a full notice to proceed to Bechtel under the EPC contract for Train 3.

•	In June 2018, we filed an application with the Federal Energy Regulatory Commission with respect to Corpus Christi Stage 3, consisting of seven midscale liquefaction Trains with an expected aggregate nominal production capacity of approximately 9.5 mtpa and one LNG storage tank.

•	In 2018, we signed seven long-term SPAs with six creditworthy counterparties totaling approximately 7.5 mtpa of LNG.

Operational

•	As of February 20, 2019, over 575 cumulative LNG cargoes have been produced, loaded and exported from the SPL Project and the CCL Project, with more than 270 cargoes in 2018 alone from the SPL Project, with deliveries to 32 countries and regions worldwide.

•	In November 2018 and December 2018, we commenced production and shipment of LNG commissioning cargoes from Train 5 of the SPL Project and Train 1 of the CCL Project, respectively, leading to the substantial completion of Train 1 of the CCL Project in February 2019 and Train 5 of the SPL Project in March 2019.
•	For full year 2018, over 23 million hours of labor were completed with a Lost Time Incident Rate of approximately 0.01. This achievement places us within the top quartile of benchmark metrics published by the Bureau of Labor Statistics for North American Industry Classification (NAICS) codes that align with our work activities.

•	For full year 2018, a total of approximately 975 TBtu of LNG was exported from the SPL Project and the CCL Project, which was approximately 87% of all LNG exported from the United States.

Financial

•	For full year 2018, we achieved record results in multiple key financial metrics, including net income attributable to common stockholders of over $470 million, consolidated revenues of approximately $8 billion and Consolidated Adjusted EBITDA of over $2.6 billion. For a definition of Consolidated Adjusted EBITDA and a reconciliation of this non-GAAP measure to net income, the most directly comparable GAAP financial measure, please see Appendix C.

•	During 2018, our stock price increased by approximately 10% and outperformed the S&P 500 Index by approximately 15%. Additionally, the total enterprise value of the Company increased by approximately 12%.
•	In September 2018, we closed the previously announced merger of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) with our wholly owned subsidiary.

•	We reached the following contractual milestones:

○	In June 2018, the date of first commercial delivery was reached under the 20-year SPA with BG Gulf Coast LNG, LLC relating to Train 3 of the SPL Project.

○	In March 2018, the date of first commercial delivery was reached under the 20-year SPA with GAIL (India) Limited relating to Train 4 of the SPL Project.

36	CHENIERE

EXECUTIVE SUMMARY

The development and construction of the SPL and CCL Projects advanced as planned and remained ahead of schedule in 2018. As we continue to develop these projects and increase LNG production, Cheniere will complete its transition into an LNG operator with expected stable and growing positive cash flow underpinned by long-term SPAs with investment grade energy and commodity companies worldwide. The below graphs show our historical revenue growth and growth in produced and exported volumes from 2016 through 2018:

As Cheniere continues its evolution from a development company into an LNG operator, we intend to create and sustain shareholder value by continuing to leverage our significant competitive advantages to execute on our growth initiatives. Cheniere has established itself as a first mover in the domestic LNG export market, which provides us with advantages on multiple fronts, including project development, gas procurement, commercial and terminal operations and LNG origination, and is becoming a significant player in the global LNG market.

We believe that the world-class execution we have delivered in the development, construction and operation of our LNG facilities, and the subsequent transformation of our financial results are some of the primary reasons our stock price has outperformed the S&P 500 Index by approximately 15% in 2018.

Shareholder Outreach—Compensation

The Company proactively engages with shareholders regarding compensation as a matter of strategic priority, and the evolution of our compensation program design is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2018 Annual Meeting, members of our Board and management reached out to, and had extensive dialogue with, shareholders representing more than 50% of our outstanding common stock, through both in person and telephonic meetings.

At our 2018 Annual Meeting, our say-on-pay proposal received support from shareholders owning approximately 72% of the shares represented at the meeting and entitled to vote on the matter. Although there has been significant improvement in the results of the Company’s say-on-pay votes since 2016 as our total compensation philosophy has evolved incorporating shareholder feedback, the Board recognizes the need to continually engage with our shareholders and consider shareholder concerns with our compensation program and governance framework.

Following our 2018 Annual Meeting, members of our Board and management engaged with shareholders holding more than 50% of our outstanding common stock, as well as proxy advisory firms, and we intend to continue our shareholder outreach efforts going forward and to consider shareholder concerns or recommendations with respect to our compensation program design or practices.

In our shareholder engagement following the 2018 Annual Meeting, shareholders appreciated the Company’s significant strategic, operational and financial accomplishments in a very competitive marketplace against rigorous performance targets and objectives, and for positive steps taken on compensation program design in response to shareholder feedback. Shareholders noted particular improvement in implementing a performance scorecard and a performance-based long term incentive plan. Shareholders encouraged the continued evolution of our executive compensation practices, focused on a more conventional compensation program which appropriately incentivizes management, in line with an appropriate peer group, with enhanced disclosure on compensation committee discretion and milestone awards.

2019 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

The Board has demonstrated its commitment to a compensation program design that is aligned with our business strategy and our shareholders. The Company has significantly evolved its compensation program in recent years, taking into consideration input and feedback from shareholders. Our new program contemplates awarding compensation within the designed framework of the approved plan, rather than featuring ad-hoc grants that can lead to significant variation in year over year compensation. We believe these changes align our program with competitive ranges in our new peer group and take into account the shareholder feedback that we have received.

Actions Taken as a Result of Shareholder Outreach

Management, the Board and the Compensation Committee initiated several changes stemming from the recent shareholder engagement discussions and the Company’s shareholder voting history regarding compensation:

ACTION TAKEN	DESCRIPTION

Terminated the Cheniere Energy, Inc. 2014-2018 Long-Term Cash	On October 31, 2016, the Board terminated the 2014-2018 Long-Term Cash Incentive Program (the “2014-2018 LTIP”) in order to implement a new long-term incentive award program beginning in 2017.

Implemented a performance scorecard to determine annual cash bonuses

In December 2016, the Compensation Committee approved a performance scorecard for the 2017 fiscal year that ties individual bonus targets to competitive benchmarks. The scorecard provides that 80% of the bonus opportunity will be determined based on quantitative performance measures using multiple financial, operating, construction, safety and strategic performance measures, and 20% will be determined based on achievement of strategic goals and organizational accomplishments.

Replaced prior change of control plan and agreements

At the end of 2016, Cheniere replaced the Company’s 2008 Change of Control Cash Payment Plan and individual Change of Control Agreements with new, market-competitive plans that provide balanced and equitable terms and provisions.

Approved new LTI program

In February 2017, the Compensation Committee recommended and the Board approved the parameters of an annual long-term incentive plan (the “LTI program”) that features annual equity grants to all employees with multi-year vesting. Cheniere’s LTI program aligns our NEOs’ interests with the interests of shareholders by rewarding long-term value creation and incentivizes management with long-term performance goals tied to multi-year financial and growth objectives.

Adopted new peer group reflecting continued evolution of business

In light of our achievements in 2018 and our transformation into an LNG operating company of considerable size relative to our peers in the LNG industry, we reevaluated our peer group for 2019 to reflect a more appropriate risk profile, capital intensity, enterprise valuation, commercial focus and global scope.

Enhanced disclosure for ad-hoc long-term incentive awards	Provided additional discussion of the rationale behind the Train 3 Milestone Awards and the February 2018 Special Retention Awards. See pages 47-48 of this Proxy Statement.

38	CHENIERE

EXECUTIVE SUMMARY

As a result of these actions, the Company has implemented a more consistent, competitive and conventional total compensation philosophy.

Shareholder engagement is critical to the Board and management, and we have acted on many of the compensation changes discussed at these meetings. We will continue to evaluate our compensation programs and incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

2018 AND FUTURE COMPENSATION DESIGN

As we continue our evolution from a development company to an LNG operator, the Compensation Committee is focused on evaluating the components of our executive compensation program and ensuring that we continue to implement a performance-based compensation structure that is strongly aligned with the interests of our shareholders and incentivizes management to achieve long-term performance goals.

Our compensation program features:

•	Market-competitive base compensation opportunities tied to Company and individual performance

•	Annual cash bonus incentive compensation opportunities tied to specific financial, operating, safety and strategic performance objectives

•	Annual long-term incentive opportunities with portions tied to specific financial performance and growth objectives

•	Equity-based compensation that delivers annual, market-competitive opportunities within common norms of shareholder dilution and value creation

The Compensation Committee approved this framework with input from Meridian Compensation Partners, its independent compensation consultant. As a result of our growth from a development company into a top tier LNG operator and receipt of shareholder feedback, the Compensation Committee, together with Meridian, has further refined the framework of our executive compensation program for 2019. Our achievements and success over the past several years led to a realignment with a new peer group for 2019 discussed under “Peer Group and Benchmarking” below, and we have reassessed our compensation framework to be consistent with our new peer group and more closely align with our share price performance. Our new program contemplates awarding compensation within the designed framework of the approved program, rather than featuring ad-hoc grants that can lead to significant variation in year over year compensation. We believe these changes align our program with competitive ranges in our new peer group and take into account the shareholder feedback that we have received. The Compensation Committee believes that the pool of talent with the set of skills needed to run a first mover LNG company with a global scope is quite limited and that, accordingly, the market for executive talent to lead Cheniere is highly competitive.

In 2018, direct compensation was comprised of the following components:

•	Base Salary;

•	Annual Incentive Award; and

•	Long-Term Incentive Awards.

2019 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

The following pie charts illustrate the pay mix of our CEO and the average pay mix of our other NEOs for 2018 assuming target performance.

*	Pay Mix does not add to 100% due to rounding.
**	Excludes ad-hoc awards that are not components of our LTI program.

Base Salary

The Compensation Committee referenced competitive ranges of base salary across midstream natural gas companies and companies of comparable enterprise value in determining 2018 base salaries for our NEOs. Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. In reviewing our new peer group for 2019, the Compensation Committee recommended an increase in Mr. Fusco’s base salary to $1,500,000 for 2019, as well as appropriate increases for our other NEOs. See “Peer Group and Benchmarking” on page 52 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding base salaries and other compensation elements.

Annual Incentive Award

Beginning in 2017, the Compensation Committee implemented a scorecard approach to determine annual cash bonuses. The 2018 scorecard provides that 80% of the bonus opportunity will be determined based on quantitative performance measures using multiple financial, operating, construction, safety and strategic performance measures, and 20% will be determined based upon achievement of strategic goals and organizational accomplishments.

The following key features are included in the scorecard:

•	Individual bonus targets based on competitive benchmarks;

•	Quantitative performance goals in the following areas of performance: financial, operating, construction, safety and strategic; and

•	Limited qualitative component based on identified strategic goals and organizational accomplishments.

In February 2019, the Compensation Committee approved the payment of individual NEO bonuses for 2018. See “Annual Incentive Program” on page 43 of this Proxy Statement for additional details regarding the 2018 bonuses, including our performance relative to our quantitative performance measures and our achievement of strategic goals and organizational accomplishments.

Long-Term Incentive Awards

Components of the LTI Program

The Compensation Committee believes that the LTI program that was implemented in 2017, which provides for annual equity-based awards, is a critical element of the Company’s new compensation philosophy and strategy. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. In 2019, we revised our metrics under our LTI program for NEOs to introduce an additional metric, total shareholder return, in order to further align our LTI opportunities with our shareholders and reflect the practices of our new peer group.

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EXECUTIVE SUMMARY

The key attributes of our NEO LTI program include:

• Grants will be made on an annual basis and vest over a 3-year period

•  Grants will consist of a mix of at least 50% Performance Share Units (“PSUs”) for executive officers with the remainder consisting of Restricted Stock Units (“RSUs”)

○   PSUs: 3-year cliff vesting, subject to performance and continued service except in certain circumstances (performance and service-based)

○   RSUs: 3-year ratable vesting, subject to continued service except in certain circumstances (service-based)

•  PSUs will include one or more performance metrics, with the actual number of shares earned to be between 25% and 300% for NEOs if threshold performance is met, providing for a cap on payouts

○   PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period

• Grants will be settled in Cheniere shares

• Equity award grants to executives will include clawback provisions

Train 3 Milestone Awards

In addition, in 2017 the Compensation Committee approved an additional performance-based compensation component intended to motivate and reward the timely achievement of significant growth milestones as further described under “Long-term Incentive Awards—Train 3 Milestone Awards” on page 47 of this Proxy Statement. These awards were approved and granted by the Board in May 2018. The Compensation Committee believes that the timely achievement of such milestones is critical to Cheniere’s strategic plan and results in the creation of significant additional value for shareholders.

February 2018 Special Retention Award

In addition, in February 2018, the Compensation Committee approved an additional long-term incentive award for the NEOs other than the CEO (the “Special Retention Award”) intended to reward the demonstrated success of our leadership team and their expertise in a relatively rare but quickly growing industry as further described under “Long-term Incentive Awards—February 2018 Special Retention Award” on page 48 of this Proxy Statement. The Compensation Committee believes that retention of these executives in the face of fierce competition from new entrants to the LNG market is integral to the continued success of Cheniere.

COMPENSATION GOVERNANCE PRACTICES

The Board and the Compensation Committee are committed to implementing compensation governance best practices that further strengthen the alignment of our compensation program with our shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

2019 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

PHILOSOPHY AND OBJECTIVES

We are committed to maintaining a compensation philosophy that is consistent, competitive and conventional when reviewed against our peers. The Board and the Compensation Committee remain committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure that we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan, while still remaining commensurate with our peers.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization, and we seek to hire the highest caliber executives available in the global LNG marketplace.

•

Annual and long-term incentive awards are primarily performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our LTI program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•

Annual cash bonus incentive metrics are tied to specific financial, operating, safety and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•

Significant long-term compensation is linked to financial performance and growth metrics. We believe our executive officers’ compensation should be closely linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

BASE SALARY

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced competitive ranges of base salary across midstream natural gas companies and companies of comparable enterprise value in determining 2018 base salaries for our NEOs.

In February 2019, in light of our growth and new peer group determination, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of our NEOs, effective March 4, 2019. The following table provides the base salaries for 2018 and 2019 of our NEOs.

2018 and 2019 Base Salaries

		2018 ANNUAL BASE SALARY	2019 ANNUAL BASE SALARY
Jack A. Fusco	Director, President and Chief Executive Officer	$1,250,000	$1,500,000
Michael J. Wortley	Executive Vice President and Chief Financial Officer	$630,000	$715,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$515,000	$640,000
Sean N. Markowitz	General Counsel and Corporate Secretary	$475,000	$524,300
Douglas D. Shanda	Senior Vice President, Operations	$475,000	$524,300

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

ANNUAL INCENTIVE PROGRAM

Annual Incentive Award

As discussed above, the Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. We believe that close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics. Consistent with our compensation philosophy and in response to feedback from our shareholders, beginning in 2017, the Compensation Committee implemented a scorecard approach to determining annual cash bonuses. The 2018 scorecard provided that 80% of the bonus opportunity was determined based on quantitative performance measures using multiple financial, operating, construction, safety and strategic performance measures, and 20% was determined based upon achievement of strategic goals and organizational accomplishments, as shown below:

QUANTITATIVE METRICS (80% WEIGHTING)

METRIC	THRESHOLD (50% OF TARGET)	TARGET	STRETCH (200% OF TARGET)	WEIGHTING	2018 ACTUAL	% ACHIEVEMENT
Adjusted EBITDA ($ millions)[1]	$2,000	$2,200	$2,400	35%	$2,641	200%
Budget Management:
• Adjusted SG&A Expense ($ millions)	$232	$221	$210	10%	$212	182%
• Forecasting Accuracy (%)	Within ± 20%	Within ± 10%	Within ± 5%	10%	8%	138%
Safety:
• Cheniere (TRIR & LTIR)[2]	1.20 / 0.57	0.85 / 0.44	0.55 / 0.19	10%	0.31 / 0.01	200%
Operational Effectiveness:
• SPL Production (TBtu)	865	895	938	10%	948	200%
• SPL Availability Index[3]	0.95	1.00	1.05	5%	1.06	200%
• Adjusted O&M Expense ($ millions)	$617	$574	$545	5%	$530	200%
Construction Management:
• SPL Project • CCL Project	Both projects on track to meet the guaranteed schedule	One project within 2% of 99% completion	Both projects within 2% of 99% completion	15%	100% 97%	200%
Weighted Average				100%		192%
STRATEGIC METRICS (20% WEIGHTING)
Development of executable plan for next stage of growth
Compliance with all applicable laws and regulations
Manage CMI cargoes for 2019 & 2020 supply to stabilize cash flows during forecast supply surge
Average						150%
Total Weighted Average						184%

1	For a definition of Adjusted EBITDA and a reconciliation of this non-GAAP measure to net income, the most directly comparable GAAP financial measure, please see Appendix C.

2

“TRIR” is the “Total Recordable Incident Rate,” which is calculated as the number of recordable injuries multiplied by 200,000 and then divided by the number of hours worked. “LTIR” is the “Lost Time Incident Rate,” which is calculated as the number of lost time incidents multiplied by 200,000 and then divided by the number of hours worked.

3	SPL Availability Index is a measure of LNG production capacity less losses associated with planned and unplanned downtime.

Performance Goals. The Compensation Committee determined to include metrics in each area of the Company’s performance shown above (financial achievement, budget management, safety, operational effectiveness, construction management and strategic objectives) because the Compensation Committee believes that each of those areas is a key driver of the Company’s annual performance and, ultimately, long-term success.

For the quantitative metrics for 2018, the Compensation Committee set the target performance goals in February 2018. The Company set the target for Adjusted EBITDA to align with the base case forecast and selected the threshold and stretch goals by

2019 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

primarily adjusting for LNG production, management of costs related to budget and the market price of LNG. The Company set the target for budget management to meet the approved budget for 2018. For each category in the safety performance goals, the TRIR and LTIR threshold, target and stretch goals were chosen based on the Bureau of Labor Statistics 2014 and 2015 values of our NAICS categories and equate to the 3rd quartile, mean and median, respectively. The Company set the target for operational effectiveness based on the expected aggregate nominal production capacity increased by overdesign and decreased by planned and unplanned maintenance and other operational factors for production. For the construction management performance goal, the target completion percentages for Train 5 of the SPL Project and Trains 1 and 2 of the CCL Project were set based on Bechtel’s projected completion percentages at the time the scorecard was approved.

The strategic metrics were selected to emphasize our commitment to a culture of compliance with laws and regulations while developing an executable plan for our next stage of growth and for managing CMI cargoes for 2019 and 2020 supply in order to stabilize cash flows during forecasted supply surges.

Target Incentive Opportunities. In December 2016, the Compensation Committee established target annual incentive opportunities for each of our NEOs, which are reflected in the table below. Mr. Fusco’s target annual incentive was established in accordance with the terms of his employment agreement, which is described in more detail under “Compensatory Arrangements.” For the other NEOs, the targets were set based on a review of competitive market data and internal equity considerations.

Process for Measuring Performance. Performance below the “threshold” level results in no payout earned for the applicable performance goal. If performance falls between the “threshold” and “target” or “target” and “stretch” levels, then the achievement level under the scorecard is determined using straight line interpolation. Once the achievement level under the scorecard is calculated based on actual performance as compared to the goals set forth above, the Compensation Committee has the discretion to reduce or increase the payouts to the extent it determined appropriate to reflect each NEO’s performance during the year.

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

2018 Performance Results. The scorecard table above shows the level of achievement in 2018 for each of the performance goals and the resulting weighted percentage of target that was earned as a result of 2018 performance. The scorecard reflects the Company’s strong performance in 2018, achieving above the target level in nearly all of the quantitative measures of performance and resulting in a weighted average for the quantitative metrics of 192% of target. For the strategic metrics, the Compensation Committee determined that the Company demonstrated exceptional development of an executable plan for our next stage growth. In addition, the Company met expectations regarding compliance in all segments of the Company’s operations and exceeded expectations regarding management of CMI cargoes for 2019 and 2020 supply in order to stabilize cash flows during forecasted supply surges. These assessments earned an average of 150% of target for the strategic metrics as shown in the table above. Overall, the total weighted average under the scorecard was 184% of target.

Based in part on the recommendations of Mr. Fusco, the Compensation Committee approved and recommended to the Board for approval the final annual incentive award payouts for each of the NEOs other than Mr. Fusco. The Compensation Committee approved and recommended to the Board for approval the final annual incentive award payout to Mr. Fusco. In evaluating our NEOs’ performance during 2018, the Compensation Committee considered each NEO’s specific contribution to our Company’s key achievements, including those discussed under “Compensation Discussion and Analysis—2018 Performance and Developments” and towards achieving the quantitative and strategic measures in the scorecard.

In light of the Compensation Committee’s renewed focus on rewarding our NEOs for exceptional performance within the bounds of our stated compensation framework, without ad-hoc awards or adjustments, the Compensation Committee did not increase the bonuses earned by NEOs in 2018 to above that recommended by our scorecard results. Based on 2018 Company and individual performance results, the Compensation Committee recommended and the Board approved annual incentive awards to the NEOs for 2018 as follows:

NEOs Annual Incentive Award for 2018

NAMED EXECUTIVE	TITLE	TARGET ANNUAL INCENTIVE (% OF BASE SALARY)	TARGET ANNUAL INCENTIVE	SCORECARD DETERMINED ANNUAL INCENTIVE (184% OF TARGET)	EARNED ANNUAL INCENTIVE
Jack A. Fusco	Director, President and Chief Executive Officer	125%	$1,562,500	$2,875,000	$2,875,000
Michael J. Wortley	Executive Vice President and Chief Financial Officer	90%	$567,000	$1,043,280	$1,043,280
Anatol Feygin	Executive Vice President and Chief Commercial Officer	90%	$463,500	$852,840	$852,840
Sean N. Markowitz	General Counsel and Corporate Secretary	80%	$380,000	$699,200	$699,200
Douglas D. Shanda	Senior Vice President, Operations	80%	$380,000	$699,200	$699,200

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Retention Bonus

On August 12, 2013, Mr. Shanda received a retention award that provides for an annual cash bonus payment of 25% of his annual base salary through 2019 and 50% of his base salary in 2020.

LONG-TERM INCENTIVE AWARDS

LTI program awards accomplish several important objectives: (i) they motivate sustained performance against our long-term objectives; (ii) they align executives with shareholder interests; and (iii) they help retain employees who are in high demand elsewhere.

LTI Program

The Compensation Committee believes that the LTI program delivers a consistent, competitive and conventional approach to delivering long-term incentives. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. In connection with our evolution into an LNG operator and the adoption of our new peer group in 2019, the Compensation Committee added total shareholder return as an additional metric under the LTI program for PSU grants. We believe that this feature further aligns our LTI program with that of our peers and enables us to continue our progression away from ad-hoc grants to our NEOs.

The key attributes in the Company’s NEO LTI program are described below:

• Grants will be made on an annual basis with a minimum of a 1-year vesting period

•  Grants will consist of a mix of at least 50% PSUs for executive officers with the remainder consisting of RSUs

○   PSUs: 3-year cliff vesting (performance and service-based)

○    RSUs: 3-year ratable vesting (service-based)

•  The 2018 and 2019 LTI Awards to executive officers were a mix of 50% PSUs and 50% RSUs, except for 2018 where Mr. Fusco’s award was a mix of approximately 45% RSUs and 55% PSUs.

•  PSUs will include one or more performance metrics, with the actual number of shares earned to be between 50% and 200% of the target number if the threshold performance is met, and, beginning in 2019, between 25% and 300% if threshold performance is met, providing for a cap on payouts

○    PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period

•  The 2018 LTI Awards to executive officers included one performance metric (cumulative Distributable Cash Flow per share), and the 2019 LTI Awards to executive officers included two performance metrics (cumulative Distributable Cash Flow per share and total shareholder return)

• Grants will be settled in Cheniere shares

• Equity award grants to executives will include clawback provisions

RSU Grants

RSU awards will vest ratably over a 3-year service period on each of the first, second and third anniversaries of the grant date subject to forfeiture in certain events, and acceleration upon certain events including death or disability.

PSU Grants

PSU awards will provide for 3-year cliff vesting and will include one or more performance metrics, with the actual number of shares earned to be between 25% and 300% of the target number if the threshold performance is met, providing for a cap on payouts. For 2018 LTI Awards, the actual number of share that could be earned was between 50% and 200% of the target number if the threshold performance was met. PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

2019 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

2018 LTI Awards

In February 2018, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company.

2018 LTI Awards (approved in February 2018) for NEOs

NAME	TITLE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	57,678	69,214
Michael J. Wortley	Executive Vice President and Chief Financial Officer	14,535	14,535
Anatol Feygin	Executive Vice President and Chief Commercial Officer	11,882	11,882
Sean N. Markowitz	General Counsel and Corporate Secretary	6,576	6,576
Douglas D. Shanda	Senior Vice President, Operations	6,576	6,576

The number of RSUs and Target PSUs awarded to Mr. Fusco was determined based on a target of 550% of his base salary, which was above the target of 500% specified in his employment agreement. The incremental amount, consisting solely of PSUs, was awarded by the Board in order to increase the alignment to performance in Mr. Fusco’s compensation opportunity for 2018. The number of RSUs and Target PSUs awarded to Messrs. Wortley and Feygin were determined based on a target of 250% of base salary. The number of RSUs and Target PSUs awarded to Messrs. Markowitz and Shanda were determined based on a target of 150% of base salary.

Key Terms of the RSUs and PSUs under the 2018 LTI Awards

The RSU awards will vest in three equal installments. One third of the RSU awards vested on February 14, 2019, and one third will vest on each of February 14, 2020 and February 14, 2021. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 50% and 200% of the target if the threshold performance is met, will be determined based on the Company’s cumulative distributable cash flow per share from January 1, 2018 through December 31, 2020 compared to a pre-established performance target. For a definition of cumulative distributable cash flow per share in connection with the 2018 PSU awards, please see Appendix A. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period.

Vesting is also subject to continued employment, with exceptions in some cases, including for a change- in-control or termination due to death or disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the PSU agreement and RSU agreement, the RSU and PSU awards will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSU and PSU awards will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled for one share of the Company’s common stock.

2019 LTI Awards

In February 2019, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company.

2019 LTI Awards (approved in February 2019) for NEOs

NAME	TITLE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	83,759	83,759
Michael J. Wortley	Executive Vice President and Chief Financial Officer	28,518	28,518
Anatol Feygin	Executive Vice President and Chief Commercial Officer	21,698	21,698
Sean N. Markowitz	General Counsel and Corporate Secretary	13,593	13,593
Douglas D. Shanda	Senior Vice President, Operations	13,593	13,593

The number of RSUs and Target PSUs awarded to Mr. Fusco was determined based on a target of 700% of his base salary. The number of RSUs and Target PSUs awarded to Mr. Wortley was determined based on a target of 500% of his base salary. The number of RSUs and Target PSUs awarded to Mr. Feygin was determined based on a target of 425% of his base salary. The number of RSUs and Target PSUs awarded to Messrs. Markowitz and Shanda were determined based on a target of 325% of base salary.

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COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Key Terms of the RSUs and PSUs under the 2019 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards will vest on each of February 13, 2020, February 13, 2021, and February 13, 2022. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 25% and 300% of the target if the threshold performance is met, will be determined based on the Company’s cumulative distributable cash flow per share and total shareholder return from January 1, 2019 through December 31, 2021 compared to pre-established performance targets. For a definition of cumulative distributable cash flow per share and total shareholder return in connection with the 2019 PSU awards, please see Appendix B. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period.

The treatment of unvested 2019 LTI Awards on a termination of employment are the same as discussed above with respect to the 2018 LTI Awards.

Train 3 Milestone Awards

In February 2017, the Compensation Committee approved an additional long-term incentive component intended to motivate and reward the achievement of significant growth milestones. The Compensation Committee believes such milestones are critical to the Company’s strategic plan and resulted in the creation of significant additional value for shareholders. In February 2017, the Compensation Committee recommended and the Board approved a milestone award letter for each NEO. The milestone award letters communicated an award of RSUs to be granted, subject to the approval of the Compensation Committee, upon a final investment decision being made on or prior to December 31, 2018 with respect to Train 3 of the CCL Project (the “Train 3 Milestone Award”). At the time this incentive was established, there had been no FIDs on new liquefaction capacity in the United States since 2015. We made a positive FID on Train 3 of the CCL project in May 2018. We estimate that Train 3 of the CCL Project increases our run rate annual Consolidated Adjusted EBITDA by approximately $500 million and results in a 14% increase to our expected aggregate nominal production capacity. The Train 3 Milestone Award was approved and granted by the Board in May 2018 and will vest and be payable on February 1, 2020, subject to the award recipient’s continued employment and the terms of the applicable award agreement. In determining the amount of the Train 3 Milestone Award for each NEO, the Compensation Committee considered annual long-term incentive targets for each role, internal equity across executive positions and the individual NEO’s potential impact to create significant additional value for shareholders in connection with the Train 3 Milestone Award. In determining the amount of the Train 3 Milestone Award for each recipient, the Compensation Committee considered the relative contributions of each NEO towards the achievement of the milestone.

2017 LTI Awards—Train 3 Milestone Awards for NEOs

NAME	TITLE	RSUs
Jack A. Fusco	Director, President and Chief Executive Officer	156,250
Michael J. Wortley	Executive Vice President and Chief Financial Officer	70,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	70,000
Sean N. Markowitz	General Counsel and Corporate Secretary	25,000
Douglas D. Shanda	Senior Vice President, Operations	25,000

2019 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

February 2018 Special Retention Award

In February 2018, the Compensation Committee recommended and the Board approved the Special Retention Award, intended to reward the demonstrated success of our leadership team and their expertise in a relatively rare but quickly growing industry, and to retain these NEOs in the face of fierce interest from our growing number of competitors. As of the end of 2017, there were four LNG projects under construction in North America other than Cheniere’s SPL Project and CCL Project. Additionally, there were approximately 20 LNG projects in the region that had started the regulatory process for LNG exports. Outside of North America, we estimate that over 30 LNG production projects are under various stages of development. Cheniere is a leader in the U.S. LNG industry, but the number of competitors continues to grow. One competing project is operational, two projects are expected to be operational by the end of 2019, and four projects have completed the regulatory process. This award is intended to ensure that the Company remains well positioned for future growth. The Special Retention Award provides for 3-year cliff vesting and will vest and be payable on February 14, 2021, subject to the award recipient’s continued employment. In determining the amount of the Special Retention Award for each recipient, the Compensation Committee considered the competitive market environment and internal equity considerations.

2018 Special Retention Award

NAME	TITLE	RSUs
Jack A. Fusco	Director, President and Chief Executive Officer	—
Michael J. Wortley	Executive Vice President and Chief Financial Officer	40,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	30,000
Sean N. Markowitz	General Counsel and Corporate Secretary	15,000
Douglas D. Shanda	Senior Vice President, Operations	30,000

COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016.

The Compensation Committee, in consultation with Pearl Meyer (its independent compensation consultant prior to June 2016), determined the following compensation levels set forth in the employment agreement with Mr. Fusco: a minimum annual base salary of $1,250,000; an annual bonus with a target equal to 125% of his annual base salary and a maximum equal to 250% of his annual base salary; and, for each fiscal year beginning with 2017, a long-term incentive award with a grant date value of 500% of his annual base salary. In addition, in connection with his commencement of employment, Mr. Fusco was granted 236,381 shares of restricted stock on May 12, 2016, 25% of which vested on December 31, 2016 and 75% of which will vest in five equal installments every six months beginning May 12, 2017 through May 12, 2019, subject to Mr. Fusco’s continued employment. As of April 15, 2019, 200,924 shares of this award had vested. Additionally, pursuant to his employment agreement, Mr. Fusco has purchased $10,000,000 worth of common shares of the Company.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (i) a cash severance payment equal to the sum of two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (ii) a pro-rata annual bonus for the year of termination based on actual performance of the Company; (iii) any earned but unpaid bonus for the preceding fiscal year; (iv) reimbursement of COBRA premiums for up to 18 months; and (v) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination. For a description of additional severance compensation benefits to Mr. Fusco upon a termination of his employment, please see “Severance Plan” below.

48	CHENIERE

COMPENSATION AND BENEFITS

COMPENSATION AND BENEFITS

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•

In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests are permitted to fly with them on these flights on limited occasions at nominal or no incremental cost to the Company. In 2018, we did not have any personal guests of our NEOs on charter flights paid for by the Company.

Termination and Change-in-Control Benefits

In late 2016 and early 2017, the Compensation Committee and Board reviewed and approved a Key Executive Severance Pay Plan and Retirement Policy to provide certain severance and retirement benefit protections, including those associated with a change-in-control.

Severance Plan

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. Additionally, in February 2017, the Compensation Committee recommended and the Board approved the Amended and Restated Cheniere Energy, Inc. Key Executive Severance Pay Plan, which was further amended in January 2018 (as amended, the “Severance Plan”), to incorporate certain changes to the Severance Plan as reflected in the description below.

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change-in-control of the Company, even absent a termination of employment. To the extent of any overlap, severance benefits for which an officer may be eligible to receive under any employment agreement, and any amounts to which the officer would be eligible to receive under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Compensatory Arrangement with President and CEO” on page 48 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•

all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

2019 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than total shareholder return (“TSR”) will vest at the target level for such Incentive Award; and

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplicative of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (a) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (b) that vest based on performance metrics other than TSR will vest at the target level for such Incentive Award.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards that were granted more than six months prior to the termination; and vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards that were granted more than six months prior to the termination based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

In February 2017, the Board approved an amended and restated Cheniere Energy, Inc. Retirement Policy (the “Retirement Policy”), effective February 17, 2017 (“the Effective Date”). The Retirement Policy amended and restated the previous policy that was in effect as of June 11, 2015. The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s Chief Executive Officer.

50	CHENIERE

EXECUTIVE COMPENSATION PROCESS

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), and the combined sum of the employee’s age and full years of service with the Company or its affiliates (or a combination of both) is equal to at least 72 years. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s LTI program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the number of months served by the employee in the performance period prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

ROLE OF THE COMPENSATION COMMITTEE AND BOARD

The Compensation Committee reviews and approves the performance goals recommended by management which are required to be achieved in order for our executive officers to earn performance-based compensation, and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews and recommends to the Board for approval the total target annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

•

Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual incentive awards and evaluating the achievement of our executive officers.

•

Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual incentive awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

ROLE OF MANAGEMENT

Management and the Human Resources department support the Compensation Committee’s process.

•

All compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•

At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

2019 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant attends Compensation Committee meetings on request and also meets with the Compensation Committee in executive session without management present.

In June 2016, the Compensation Committee engaged Meridian as its independent compensation consultant, and Meridian served as its independent compensation consultant for the remainder of 2016 and for 2017 and 2018.

With respect to engaging Meridian for 2018, the Compensation Committee considered whether any conflict of interest existed under the SEC rules and NYSE American listing standards. The Compensation Committee reviewed the following related to Meridian’s independence: (i) other services provided to us by Meridian; (ii) fees paid by us as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

PEER GROUP AND BENCHMARKING

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data includes information representative of the energy industry within which we operate and also includes compensation information from a diversified list of U.S. companies of comparable size.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation; rather, information is used as a market reference for the Compensation Committee.

Peer Group & Survey Data

With assistance from management and our compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

As the first mover in U.S. LNG exports, Cheniere currently has few directly comparable peers. For external comparisons, the Compensation Committee referenced the following peer group of companies focused on the transportation, storage or purchase of natural gas in determining compensation for 2018. Cheniere ranked near the 60th percentile in enterprise value among these companies.

2018 Peer Group
• Ameren Corporation	• ONEOK, Inc.
• Calpine Corp.	• PG&E Corporation
• CMS Energy Corp.	• Public Service Enterprise Group Inc.
• Dominion Resources, Inc.	• Sempra Energy
• DTE Energy Company	• Targa Resources Corp.
• Dynegy Inc.	• TransCanada Corporation
• Enterprise Products Partners L.P.	• The Williams Companies
• Magellan Midstream Partners, L.P.

52	CHENIERE

EXECUTIVE COMPENSATION PROCESS

As a supplement to the peer group, the Compensation Committee also considered a broad sample of companies from multiple segments of the energy industry with comparable enterprise values to the enterprise value of the Company and its publicly traded subsidiaries in determining our executive officers’ compensation. Enterprise value served as the basis for selecting these companies as it best reflects the cumulative invested capital in the combined entities over which our executive officers have oversight. At the time of the benchmarking study, Cheniere’s enterprise value was greater than the median enterprise value of the companies listed below.

2018 Supplemental Survey Companies
• Air Products & Chemicals, Inc.	• Enterprise Products Partners L.P.	• ONEOK, Inc.
• Ameren Corporation	• Eversource Energy	• Phillips 66
• American Electric Power Company	• Exelon Corporation	• PPG Industries, Inc.
• Anadarko Petroleum Corporation	• FirstEnergy Corp.	• PPL Corporation
• Baker Hughes Inc.	• Freeport-McMoRan Inc.	• Praxair, Inc.
• Calpine Corp.	• Halliburton Company	• Sempra Energy
• CenterPoint Energy, Inc.	• Hess Corporation	• Suncor Energy Inc.
• CMS Energy Corp.	• LyondellBasell Industries N.V.	• Valero Energy Corporation
• Dominion Resources, Inc.	• Magellan Midstream Partners, L.P.	• WEC Energy Group, Inc.
• Du Pont (E I) De Nemours	• Marathon Oil Corporation	• Williams Companies, Inc.
• Edison International	• Marathon Petroleum Corporation	• XCEL Energy Inc.
• Encana Corporation	• NRG Energy, Inc.
• EnLink Midstream, LLC	• Occidental Petroleum Corporation

2019 Peer Group

In light of our achievements in 2018 and our transformation into an LNG operating company of considerable size relative to our peers in the LNG industry, we reevaluated our peer group for 2019 to reflect a more appropriate risk profile, capital intensity, enterprise valuation, commercial focus and global scope indicative of a broader segment of the oil and gas industry, focusing on companies of comparable size (as measured by the value of invested capital). In considering shareholder feedback and management performance, we believe that this new peer group, listed below, is an appropriate reflection of our maturation and our NEOs’ target compensation for 2019 aligns with competitive ranges in the new peer group.

The following table summarizes our 2019 peer group enterprise value compared to Cheniere. Our enterprise value includes the value of the non-controlling interest in Cheniere Partners, our publicly traded subsidiary, in order to more appropriately reflect our integrated business and operations, which are managed on a consolidated basis, and the total value of our business for which management is responsible.

(Dollars in millions)	Enterprise Value (on 12/31/18)
Cheniere	$54,466
Cheniere Percentile Rank	75%
75th Percentile	$54,394
50th Percentile	$36,389
25th Percentile	$22,062

2019 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

2019 Peer Group
• Air Products and Chemicals, Inc.	• Kinder Morgan, Inc.
• Anadarko Petroleum Corporation	• LyondellBasell Industries N.V.
• Apache Corporation	• Marathon Oil Corporation
• Baker Hughes, a GE company	• Marathon Petroleum Corporation
• Concho Resources Inc.	• Noble Energy, Inc.
• ConocoPhillips	• Occidental Petroleum Corporation
• Continental Resources, Inc.	• ONEOK, Inc.
• Devon Energy Corporation	• Phillips 66
• Enterprise Products Partners L.P.	• Pioneer Natural Resources Company
• EOG Resources, Inc.	• Schlumberger Limited
• EQT Corporation	• Suncor Energy Inc.
• Freeport-McMoRan Inc.	• Valero Energy Corporation
• Halliburton Company	• The Williams Companies
• Hess Corporation

Note: Andeavor and Praxair, Inc. were previously included in our 2019 peer group but were acquired subsequent to the peer group determination.

OTHER CONSIDERATIONS

STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our executive officers strengthens their alignment with shareholders and demonstrates the executive officers’ commitment to the Company. We have implemented rigorous stock ownership guidelines as detailed below.

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
POSITION	STOCK OWNERSHIP GUIDELINES
Non-Employee Directors	3x the director’s prevailing annual equity retainer award
President and CEO	5x base salary
Executive Vice Presidents and Senior Vice Presidents	2x base salary

Furthermore, pursuant to Mr. Fusco’s employment agreement, Mr. Fusco has purchased $10,000,000 worth of common shares of the Company. All non-employee directors and executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If a non-employee director or executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee directors and executive officers are in compliance with the guidelines.

54	CHENIERE

OTHER CONSIDERATIONS

ADDITIONAL CONSIDERATIONS

The Compensation Committee will continue to evaluate further changes to its compensation policies and practices. We will at all times comply with SEC and NYSE American required compensation recoupment policies and practices. We also included clawback provisions in our 2017, 2018 and 2019 equity awards and intend to continue to include clawback provisions in future equity awards to executives. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions as required by law and applicable listing rules.

TAX AND ACCOUNTING CONSIDERATIONS

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code. Section 162(m) of the Code limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. Following the enactment of the Tax Cuts and Jobs Act, beginning with the 2018 calendar year, this $1 million annual deduction limitation applies to all compensation paid to any individual who is the Chief Executive Officer, Chief Financial Officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. There is no longer any exception to this limitation for qualified performance-based compensation (as there was for periods prior to 2018). We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

2019 PROXY STATEMENT	55

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Neal A. Shear, Chairman Nuno Brandolini David B. Kilpatrick Andrew Langham

56	CHENIERE

SUMMARY COMPENSATION

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2018, who are referred to as our “NEOs” in the following compensation tables.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jack A. Fusco President and CEO	2018	$1,250,000	$—	$17,116,952	$2,875,000	$24,949	$21,266,901
	2017	$1,250,000	$—	$6,506,329	$3,125,000	$23,316	$10,904,645
	2016	$778,846	$2,303,938	$8,214,240	$—	$3,190	$11,300,214
Michael J. Wortley EVP and CFO	2018	$624,231	$—	$8,379,493	$1,043,280	$17,633	$10,064,637
	2017	$598,533	$—	$1,561,515	$1,100,000	$16,951	$3,276,999
	2016	$561,750	$1,000,000	$—	$1,186,000	$16,215	$2,763,965
Anatol Feygin EVP and Chief Commercial Officer	2018	$512,115	$—	$7,488,990	$852,840	$21,648	$8,875,593
	2017	$499,309	$—	$1,301,341	$850,000	$16,057	$2,666,707
	2016	$481,500	$700,000	$—	$1,090,000	$2,645	$2,274,145
Sean N. Markowitz General Counsel and Corporate Secretary	2018	$470,192	$—	$3,195,383	$699,200	$21,557	$4,386,332
	2017	$444,577	$—	$702,705	$675,000	$21,024	$1,843,306
Douglas D. Shanda SVP, Operations	2018	$470,192	$118,750	$4,068,083	$699,200	$21,557	$5,377,782
	2017	$447,500	$112,500	$702,705	$720,000	$21,024	$2,003,729
	2016	$381,365	$621,250	$—	$1,090,000	$17,956	$2,110,571

(1)

This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in CD&A under “Compensation and Benefits.”

(2)

For 2016, this column represents the cash bonus awards paid to the NEOs for performance for that year. In 2016, 2017, and 2018, Mr. Shanda also received a cash bonus as part of a retention program of $96,250; $112,500; and $118,750 respectively.

(3)

The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our 2018 audited financial statements beginning on page 99 of our Form 10-K filed with the SEC on February 26, 2019.

For 2018, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2018, which will ultimately be settled in shares of common stock. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on target performance at date of grant. If a maximum, rather than target, number of units is used to determine the maximum award opportunity for the NEOs for the 2018 PSU awards, the amounts in this column would be increased by the following amounts: Mr. Fusco, $4,026,871; Mr. Wortley, $845,646; Mr. Feygin, $691,295; Mr. Markowitz, $382,592 and Mr. Shanda, $382,592. Please see “2018 LTI Awards” on page 45 of this Proxy Statement for further detail on these awards.

For 2017, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2017, which will ultimately be settled in shares of common stock. The value of the PSUs ultimately realized by officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on target performance at date of grant. If a maximum, rather than target, number of units is used to determine the maximum award opportunity for the NEOS for the 2017 PSU awards, the amounts in this column would be increased by the following amounts: Mr. Fusco, $3,253,164; Mr. Wortley, $780,758; Mr. Feygin, $650,671; Mr. Markowitz, $351,353 and Mr. Shanda, $351,353.

For Mr. Fusco, the amount in this column for 2016 represents the grant date fair value (at $34.75 per share) of shares of restricted stock granted to him on May 12, 2016 in connection with his employment. 25% of these shares vested on December 31, 2016 and the remaining 75% will vest in five equal installments every six months beginning May 12, 2017 through May 12, 2019, in each case subject to continued employment. As of April 15, 2019, 200,924 shares of this award had vested.

(4)	For 2018 and 2017, this column represents the actual amounts paid under the Annual Incentive Program.

For 2016, the amounts in this column reflect the grant date fair value of cash-settled awards, computed in accordance with stock-based compensation accounting rules.

On October 1, 2016, Messrs. Wortley, Feygin, Markowitz and Shanda were each granted 25,000 cash-settled phantom units. These units have a grant date fair value per share of $43.60 and vested and became payable in two equal installments on October 1, 2017 and October 1, 2018.

In addition, upon the issuance of Notice to Proceed (“NTP”) to commence construction of Trains 1 and 2 of the SPL Project on August 9, 2012, Mr. Wortley was granted an LTI Award. A portion of the LTI Award for construction of Trains 1 and 2 of the SPL Project was granted as a cash award. The cash awards vested and were paid in five equal annual installments of 20% on August 9, 2012, August 9, 2013, August 9, 2014, August 9, 2015 and August 9, 2016. These amounts for 2016 are included in this column.

(5)

This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan. See the table below for more details.

2019 PROXY STATEMENT	57

SUMMARY COMPENSATION

ALL OTHER COMPENSATION INCLUDED IN THE SUMMARY COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(A)	INSURANCE PREMIUMS ($)(B)	COMPANY CONTRIBUTIONS TO RETIREMENT AND 401(k) PLANS ($)(C)	TOTAL ($)
Jack A. Fusco	2018	$6,889	$1,560	$16,500	$24,949
	2017	$5,556	$1,560	$16,200	$23,316
	2016	$2,280	$910	$—	$3,190
Michael J. Wortley	2018	$3,588	$1,560	$12,485	$17,633
	2017	$3,420	$1,560	$11,971	$16,951
	2016	$3,420	$1,560	$11,235	$16,215
Anatol Feygin	2018	$3,588	$1,560	$16,500	$21,648
	2017	$3,420	$1,560	$11,077	$16,057
	2016	$1,140	$1,505	$—	$2,645
Sean N. Markowitz	2018	$3,588	$1,469	$16,500	$21,557
	2017	$3,420	$1,404	$16,200	$21,024
Douglas D. Shanda	2018	$3,588	$1,469	$16,500	$21,557
	2017	$3,420	$1,404	$16,200	$21,024
	2016	$855	$1,201	$15,900	$17,956

(A)

The amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our Houston office building for all NEOs. For Mr. Fusco, the amount in this column also includes the cost for parking in our Washington, D.C. office.

(B)

The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. The amounts in this column also reflect insurance premiums payable for accidental death and dismembership life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. These benefits are available to all employees of the Company.

(C)

The amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan. These benefits are available to all employees of the Company.

58	CHENIERE

GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table and narrative text describe the plan-based awards granted to each NEO during 2018, valued at fair market value on the date of grant. The awards listed in the table were granted under the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Plan”) and are described in more detail in “Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2018

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack A. Fusco	Cash Bonus		781,250	1,562,500	3,125,000	—	—	—	—	—
	RSUs	02/14/2018	—	—	—	—	—	—	57,678	3,355,706
	PSUs	02/14/2018	—	—	—	34,607	69,214	138,428	—	4,026,871
	RSUs	05/22/2018	—	—	—	—	—	—	156,250	9,734,375
Michael J. Wortley	Cash Bonus		283,500	567,000	1,134,000	—	—	—	—	—
	RSUs	02/14/2018	—	—	—	—	—	—	54,535	3,172,846
	PSUs	02/14/2018	—	—	—	7,268	14,535	29,070	—	845,646
	RSUs	05/22/2018	—	—	—	—	—	—	70,000	4,361,000
Anatol Feygin	Cash Bonus		231,750	463,500	927,000	—	—	—	—	—
	RSUs	02/14/2018	—	—	—	—	—	—	41,882	2,436,695
	PSUs	02/14/2018	—	—	—	5,941	11,882	23,764	—	691,295
	RSUs	05/22/2018	—	—	—	—	—	—	70,000	4,361,000
Sean N. Markowitz	Cash Bonus		190,000	380,000	760,000	—	—	—	—	—
	RSUs	02/14/2018	—	—	—	—	—	—	21,576	1,255,292
	PSUs	02/14/2018	—	—	—	3,288	6,576	13,152	—	382,592
	RSUs	05/22/2018	—	—	—	—	—	—	25,000	1,557,500
Douglas D. Shanda	Cash Bonus		190,000	380,000	760,000	—	—	—	—	—
	RSUs	02/14/2018	—	—	—	—	—	—	36,576	2,127,992
	PSUs	02/14/2018	—	—	—	3,288	6,576	13,152	—	382,592
	RSUs	05/22/2018	—	—	—	—	—	—	25,000	1,557,500

(1)

The amounts in these columns represent the payout at the threshold, target and maximum award levels for 2018 under the Annual Incentive Program. If the threshold performance level is not met, the pool funding level will be 0%. Other than for the CEO, actual awards to NEOs can exceed the maximum estimated possible payout of 200% of the individual’s target due to adjustments made for individual performance. Under Mr. Fusco’s employment agreement, his maximum award level is 200% of his target. The various measures and details relating to the 2018 Annual Incentive Awards are presented beginning on page 43.

(2)

The amounts shown in this column reflect the total grant date fair values of RSUs and PSUs calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our 2018 audited financial statements beginning on page 99 of our Form 10-K filed with the SEC on February 26, 2019. Please see “2018 LTI Awards” on page 45 of this Proxy Statement for more information about these RSU and PSU awards.

2019 PROXY STATEMENT	59

SUMMARY COMPENSATION

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

COMPENSATORY ARRANGEMENTS FOR CERTAIN EXECUTIVE OFFICERS

For a discussion regarding the compensatory arrangement between the Company and Mr. Fusco for his service as President and CEO, see “Compensatory Arrangement with President and CEO” on page 48 of this Proxy Statement.

For a discussion regarding the awards granted to the NEOs in 2018 as disclosed in the table above, see “Annual Incentive Award” on page 43 and “LTI Program” on page 45 of this Proxy Statement.

60	CHENIERE

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2018.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	STOCK AWARDS

NAME AND GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)
Jack A. Fusco
New Hire Award (5/12/2016)	35,457	(4)	$2,098,700
2017 LTI Award (2/17/2017)	46,431	(5)	$2,748,251	69,646	$8,244,693
2018 LTI Award (2/14/2018)	57,678	(5)	$3,413,961	69,214	$8,193,553
Milestone Award (5/22/2018)	156,250	(6)	$9,248,438
Michael J. Wortley
2017 LTI Award (2/17/2017)	11,144	(5)	$659,613	16,715	$1,978,722
2018 LTI Award (2/14/2018)	14,535	(5)	$860,327	14,535	$1,720,653
2018 LTI Award (2/14/2018)	40,000	(7)	$2,367,600
Milestone Award (5/22/2018)	70,000	(6)	$4,143,300
Anatol Feygin
2017 LTI Award (2/17/2017)	9,287	(5)	$549,698	13,930	$1,649,033
2018 LTI Award (2/14/2018)	11,882	(5)	$703,296	11,882	$1,406,591
2018 LTI Award (2/14/2018)	30,000	(7)	$1,775,700
Milestone Award (5/22/2018)	70,000	(6)	$4,143,300
Sean N. Markowitz
2017 LTI Award (2/17/2017)	5,015	(5)	$296,838	7,522	$890,454
2018 LTI Award (2/14/2018)	6,576	(5)	$389,233	6,576	$778,467
2018 LTI Award (2/14/2018)	15,000	(7)	$887,850
Milestone Award (5/22/2018)	25,000	(6)	$1,479,750
Douglas D. Shanda
2017 LTI Award (2/17/2017)	5,015	(5)	$296,838	7,522	$890,454
2018 LTI Award (2/14/2018)	6,576	(5)	$389,233	6,576	$778,467
2018 LTI Award (2/14/2018)	30,000	(7)	$1,775,700
Milestone Award (5/22/2018)	25,000	(6)	$1,479,750

(1)

The values represented in this column have been calculated by multiplying $59.19, the closing price of our common stock on December 31, 2018, by the number of unvested shares of restricted stock and RSUs.

(2)

The amounts in this column are the target amount of PSUs granted as part of the annual LTI program. The 2017 awards have a performance measurement period of January 1, 2018 to December 31, 2019, and the 2018 awards have a performance period of January 1, 2018 to December 31, 2020. PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(3)

The values represented in this column have been calculated by multiplying $59.19, the closing price of our common stock on December 31, 2018, by the maximum number of shares that could be earned under the PSUs. This estimated payout is not necessarily indicative of the actual payout at the end of the performance period.

(4)	This amount represents the unvested restricted stock that Mr. Fusco was granted in connection with the commencement of his employment. The remainder of the award vests on May 12, 2019.

(5)	Awards vest ratably over three years.

(6)

These amounts represent milestone awards for the construction of Trains 3 and 4 of the SPL Project, and will vest on February 1, 2020. Please see “Train 3 Milestone Awards” on page 47 of this Proxy Statement for more information about these awards.

(7)

These amounts represent RSUs granted as special retention awards, and will vest on February 14, 2021. Please see “February 2018 Special Retention Award” on page 48 of this Proxy Statement for more information about these awards.

2019 PROXY STATEMENT	61

OPTION EXERCISES AND

STOCK VESTED

The following table sets forth the number of shares of restricted stock that vested and the aggregate dollar value realized upon the vesting of such restricted stock for our NEOs in 2018. There were no option exercises by our NEOs in 2018.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2018

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Jack A. Fusco	—	—	94,129	$5,737,616
Michael J. Wortley			75,571	$4,939,012
Anatol Feygin	—	—	4,643	$267,623
Sean N. Markowitz	—	—	2,507	$144,503
Douglas D. Shanda	—	—	13,507	$870,173

(1)

The value in this column for the NEOs’ restricted stock and restricted stock units that vested during 2018 has been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

62	CHENIERE

POTENTIAL PAYMENTS UPON

TERMINATION OR

CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2018. The value shown in the table assumes a December 31, 2018 termination date, uses the closing price of our common stock of $59.19 on December 31, 2018, as reported on the NYSE American, and assumes that performance-based incentive awards vest based on the maximum award level. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

As discussed in CD&A under the Components of our Executive Compensation Program, we have entered into an employment agreement with Mr. Fusco and adopted a Severance Plan that covers all of our NEOs. For a description of the potential payments upon termination or change-in-control for (i) Mr. Fusco under his employment agreement and (ii) all of our NEOs under the Severance Plan, please see page 49 and page 50 of this Proxy Statement, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2018

JACK A. FUSCO EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$5,625,000	—	—	$8,437,500
Prorated Target Bonus	—	$1,562,500	—	—	$1,562,500
Health and Welfare Benefits	—	$71,466	—	—	$71,466
Long-Term Incentives (by Grant Date):	—
05/12/2016 Restricted Stock(1)	—	$2,098,700	$2,098,700	$2,098,700	—
02/17/2017 Restricted Stock Units	—	$2,748,251	$2,748,251	$2,748,251	—
02/17/2017 Performance Stock Units	—	$5,038,424	$4,122,347	$4,122,347	—
02/14/2018 Restricted Stock Units	—	$3,413,961	$3,413,961	$3,413,961	—
02/14/2018 Performance Stock Units	—	$2,731,184	$4,096,777	$4,096,777	—
05/22/2018 Restricted Stock Units	—	$9,248,438	$9,248,438	$9,248,438	—
Total	$—	$32,537,924	$25,728,472	$25,728,472	$10,071,466

2019 PROXY STATEMENT	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2018

MICHAEL J. WORTLEY EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,795,500	—	—	$2,394,000
Prorated Target Bonus	—	$567,000	—	—	$567,000
Health and Welfare Benefits	—	$71,466	—	—	$71,466
Long-Term Incentives (by Grant Date):
02/17/2017 Restricted Stock Units	—	$659,613	$659,613	$659,613	—
02/17/2017 Performance Stock Units	—	$1,209,219	$989,361	$989,361	—
02/14/2018 Restricted Stock Units	—	$860,327	$860,327	$860,327	—
02/14/2018 Performance Stock Units	—	$573,551	$860,327	$860,327	—
02/14/2018 Restricted Stock Units(2)	—	—	$2,367,600	$2,367,600	—
05/22/2018 Restricted Stock Units	—	$4,143,300	$4,143,300	$4,143,300	—
Total	$—	$9,879,976	$9,880,528	$9,880,528	$3,032,466

ANATOL FEYGIN EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,467,750	—	—	$1,957,000
Prorated Target Bonus	—	$463,500	—	—	$463,500
Health and Welfare Benefits	—	$39,656	—	—	$39,656
Long-Term Incentives (by Grant Date):
02/17/2017 Restricted Stock Units	—	549,698	$549,698	$549,698	—
02/17/2017 Performance Stock Units	—	$1,007,743	$824,517	$824,517	—
02/14/2018 Restricted Stock Units	—	$703,296	$703,296	$703,296	—
02/14/2018 Performance Stock Units	—	$468,864	$703,296	$703,296	—
02/14/2018 Restricted Stock Units(2)	—	$—	$1,775,700	$1,775,700	—
05/22/2018 Restricted Stock Units	—	$4,143,300	$4,143,300	$4,143,300	—
Total	$—	$8,843,806	$8,699,805	$8,699,805	$2,460,156

64	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

SEAN N. MARKOWITZ EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,282,500	—	—	$1,710,000
Prorated Target Bonus	—	$380,000	—	—	$380,000
Health and Welfare Benefits	—	$71,466	—	—	$71,466
Long-Term Incentives (by Grant Date):
11/02/2015 Phantom Units	—	$295,950	$295,950	$295,950	—
02/17/2017 Restricted Stock Units	—	$296,838	$296,838	$296,838	—
02/17/2017 Performance Stock Units	—	$544,167	$445,227	$445,227	—
02/14/2018 Restricted Stock Units	—	$389,233	$389,233	$389,233	—
02/14/2018 Performance Stock Units	—	$259,489	$389,233	$389,233	—
02/14/2018 Restricted Stock Units(2)	—	$—	$887,850	$887,850	—
05/22/2018 Restricted Stock Units	—	$1,479,750	$1,479,750	$1,479,750	—
Total	$—	$4,999,393	$4,184,082	$4,184,082	$2,161,466

DOUGLAS D. SHANDA EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation(3)	—	$1,638,750	—	$—	$2,066,250
Prorated Target Bonus	—	$380,000	—	—	$380,000
Health and Welfare Benefits	—	$49,050	—	—	$49,050
Long-Term Incentives (by Grant Date):
02/17/2017 Restricted Stock Units	—	$296,838	$296,838	$296,838	—
02/17/2017 Performance Stock Units	—	$544,167	$445,227	$445,227	—
02/14/2018 Restricted Stock Units	—	$389,233	$389,233	$389,233	—
02/14/2018 Performance Stock Units	—	$259,489	$389,233	$389,233	—
02/14/2018 Restricted Stock Units(2)	—	$—	$1,775,700	$1,775,700	—
05/22/2018 Restricted Stock Units	—	$1,479,750	$1,479,750	$1,479,750	—
Total	$—	$5,037,276	$4,775,982	$4,775,982	$2,495,300

(1)

Mr. Fusco’s shares of restricted stock will vest in full upon death or disability or upon a change-in-control. In the event the Company terminates Mr. Fusco’s employment without Cause (as defined in the grant agreements) or Mr. Fusco terminates his employment for Good Reason (as defined in the grant agreements), Mr. Fusco’s shares of restricted stock from this grant not then vested that are scheduled to vest within one year following termination will continue to vest in accordance with their schedule.

(2)

The shares of restricted stock units granted as special retention awards vest in full upon a Change in Control in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements) or the NEO terminates his or her employment for Good Reason (as defined in the grant agreements), if the termination is within three months prior to a Change in Control.

(3)

For Mr. Shanda, if his employment is terminated by the Company other than for Cause or he terminates for Good Reason, he is entitled to receive a cash payment equal to the remaining amount due under his Retention Bonus described on page 45 of this Proxy Statement.

2019 PROXY STATEMENT	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2018

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

CHANGE-IN-CONTROL CASH PAYMENT

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan (as amended, the “Severance Plan”) for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan was amended and restated in February 2017 and further amended in January 2018. Please see “Severance Plan” on page 49 of this Proxy Statement for details regarding the Company’s Severance Plan.

CASH, RESTRICTED STOCK, RSU AND PSU AWARDS

Under the Severance Plan, all incentive awards granted in 2017 or later generally vest in full, with performance-based incentive awards vesting at the target level, upon a change-in-control; provided that any performance-based incentive awards that vest based on TSR will vest based on the actual TSR as of the date of the change-in-control. In the event that the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason not in connection with a change-in-control, (1) all time-based incentive awards that were granted in 2017 or later and more than six months prior to the termination generally vest in full and (2) a prorated portion of performance-based incentive awards that were granted in 2017 or later and more than six months prior to termination vest based on actual performance.

The award agreements pursuant to which each of the outstanding awards were granted also generally provide that the awards vest in full upon a termination of employment due to death or disability.

Notwithstanding the terms of the Severance Plan, the Special Retention Awards granted in February 2018 do not vest if the NEO does not remain employed with the Company through the vesting date except in the event of death or disability, change-in-control or if the NEO is terminated without cause or for good reason within three months prior to a change-in-control.

Pursuant to the grant agreements, “Cause” generally means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events: (i) the removal from or failure to re-elect the NEO to the office or position in which he or she last served; (ii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, of the NEO’s overall duties, responsibilities, or status; (iii) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (iv) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

Generally, a “Change-in-Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 50.1% or more (or 30% for certain past awards) of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

66	CHENIERE

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Fusco and the ratio of those two values:

•	The 2018 annual total compensation of the median employee (other than our President and CEO) was $183,131;

•	The 2018 annual total compensation of our President and CEO, Mr. Fusco, was $21,266,901; and

•	For 2018, the ratio of the annual total compensation of Mr. Fusco to the median annual total compensation of all of our employees was reasonably estimated to be 116.1 to 1.

To calculate the ratio above, we used the same employee that we had identified as of December 31, 2017. We believe there have been no changes in our employee population or our compensation arrangements in 2018 that would result in a material change in our pay ratio disclosure or our median employee.

To identify our median employee in 2017, we used our employee population as of December 31, 2017, including full-time, part-time and temporary employees. We excluded our employees in Singapore and Chile, as the employees located in these countries (7 and 3, respectively) represented fewer than 5% of our total employees. Our total employee count at that time was 1,203 prior to excluding Singapore and Chile and 1,193 after accounting for these exclusions. We measured compensation based on annual total compensation (including equity awards received in 2017 valued on the grant date) using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table. We annualized the base salary paid to permanent employees newly hired during 2017 and did not apply any cost-of-living adjustments in measuring compensation.

As required by SEC rules, we calculated 2018 annual total compensation for both our median employee and Mr. Fusco using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.

2019 PROXY STATEMENT	67

PROPOSAL 2 – ADVISORY AND

NON-BINDING VOTE TO

APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS FOR 2018

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2018. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs and explains the compensation decisions relating to the named executive officers for fiscal year 2018. In response to shareholder feedback, the Compensation Committee and Board have taken considerable steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 34 through 66 of this Proxy Statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2020 Annual Meeting of Shareholders.

The Board recommends a vote FOR the resolution approving the named executive officer compensation for fiscal year 2018 as disclosed in this Proxy Statement.

68	CHENIERE

REPORT OF THE AUDIT

COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of four Directors. All members of the Audit Committee meet the NYSE American independence standards and the applicable rules of the SEC. The Board has determined that each of Messrs. Mather and Robillard is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

THE AUDIT COMMITTEE Donald F. Robillard, Jr., Chairman Vicky A. Bailey David B. Kilpatrick Courtney R. Mather

2019 PROXY STATEMENT	69

PROPOSAL 3 – RATIFICATION

OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR 2019

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2018, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2018 and 2017.

	KPMG LLP	KPMG LLP
	FISCAL 2018	FISCAL 2017
Audit Fees	$6,663,332	$6,954,381
Audit Related Fees	$—	$—
Tax Fees	$196,480	$88,565
All Other Fees	$2,430	$80,570
Total	$6,862,242	$7,123,516

Audit Fees—Audit fees for the fiscal years ended December 31, 2018 and 2017 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit Related Fees—There were no audit related fees in 2018 or 2017.

Tax Fees—Tax fees for the fiscal years ended December 31, 2018 and 2017 were for tax consultation services with respect to a sales and use tax analysis for the CCL Project and tax consulting services with respect to the assistance with the computation of the Section 382 ownership change calculations.

Other Fees—Other fees for the fiscal years ended December 31, 2018 and 2017 were for services performed in assistance with the application of new accounting standards and/or for accounting research tools.

We did not pay KPMG any additional fees during the fiscal years ended December 31, 2018 or 2017.

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PRE-APPROVAL POLICIES AND PROCEDURES

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us during the fiscal years ended December 31, 2018 and 2017 were pre-approved.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

The Board recommends a vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

2019 PROXY STATEMENT	71

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards, as provided in our Audit Committee Charter, and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

The Company had no related party transactions in 2018.

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FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2019 Annual Meeting of Shareholders and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 16, 2019, beginning at 9:00 a.m., Central Time. The Meeting will be held at the Company’s headquarters at 700 Milam Street, Suite 1900, Houston, Texas 77002.

This Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2018 Annual Report on Form 10-K for the year ended December 31, 2018, are being mailed to shareholders on or about April 15, 2019.

DO I NEED A TICKET TO ATTEND THE MEETING?

You will need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere common stock as of the Record Date, such as a bank or brokerage account statement, to be admitted to the Meeting.

If you have any questions about attending the Meeting, you may contact Investor Relations at Investors@cheniere.com or 713-375-5000.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive this Notice and to vote their shares at the Meeting. As of the Record Date, there were 257,390,300 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2018 Annual Report on Form 10-K for the year ended December 31, 2018, have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2018 Annual Report on Form 10-K for the year ended December 31, 2018, have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

2019 PROXY STATEMENT	73

GENERAL INFORMATION

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board; provided, however, if you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on the following proposals if your bank, broker or other holder of record does not receive specific voting instructions from you: Proposal 1 to elect directors and Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2018.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting. You will need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting. See “Do I need a ticket to attend the Meeting?” above for more information on the requirements to enter the Meeting.

CAN I REVOKE MY PROXY?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the preceding question.

WHO WILL RECEIVE A PROXY CARD?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

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FREQUENTLY ASKED QUESTIONS

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m., Central Time, at our offices at 700 Milam Street, Suite 1900, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting, until a quorum is present. Abstentions and “broker non-votes” represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1 – Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the ten nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2018 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 2 without specific instructions from you. Abstentions will be counted “against” Proposal 2. Broker non-votes will not count as shares entitled to vote on the matter.

Proposal 3 – To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions will be counted “against” Proposal 3.

WHAT IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF VOTES CAST?

Our Amended and Restated Bylaws, as amended (“Bylaws”) require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then

2019 PROXY STATEMENT	75

GENERAL INFORMATION

would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the SEC) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results. If a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to solicit proxies. We will pay D.F. King a fee of $15,000 plus expenses for these services.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

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OTHER MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING TO BE HELD ON MAY 16, 2019

The Proxy Statement, including the Notice and 2018 Annual Report on Form 10-K for the year ended December 31, 2018, are available on our website at http://www.cheniere.com/2019AnnualMeeting. Please note that the Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, certain officers and beneficial owners of more than 10% of any class of the Company’s stock (“Reporting Persons”) are required from time to time to file with the SEC and NYSE American reports on ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons with respect to the fiscal year ended December 31, 2018, the Company believes that all filing requirements applicable to the Company’s Reporting Persons were met on a timely basis. However, the Company believes that two Form 4s required to be filed by Ms. Zichal relating to sales of shares during the fiscal year ended December 31, 2017 were not timely filed.

SHAREHOLDER PROPOSALS

Management anticipates that the Company’s 2020 Annual Meeting of Shareholders will be held during May 2020. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company not earlier than November 14, 2019 or later than the close of business on December 14, 2019. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in the Company’s 2020 proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Secretary of the Company at the Company’s Headquarters no earlier than January 17, 2020 and not later than February 16, 2020.

DIRECTOR NOMINEES FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT (PROXY ACCESS)

Our Bylaws permit shareholders (or groups of no more than 20 shareholders) who have maintained (individually and, in the case of a group, collectively) continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit an aggregate number of director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•

When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than 5:00 p.m., Central Time, November 13, 2019 and no later than 5:00 p.m., Central Time, on December 13, 2019.

2019 PROXY STATEMENT	77

OTHER MATTERS

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, TX 77002.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

COMMUNICATIONS WITH THE BOARD

The Board maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice of Annual Meeting or 2018 Annual Report on Form 10-K for the year ended December 31, 2018, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002; (713) 375-5000. The Company undertakes to deliver the requested materials promptly upon request.

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AVAILABILITY OF DOCUMENTS

AVAILABILITY OF DOCUMENTS

The Company is including with this Proxy Statement a copy of its 2018 Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for directions to the Meeting to vote in person or for copies of this Proxy Statement and the 2018 Annual Report on Form 10-K for the year ended December 31, 2018 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2018 Annual Report on Form 10-K for the year ended December 31, 2018 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free 1-877-375-5001 and asking for the Company’s Investor Relations Department or can be accessed at the Investor Relations section of our website at http://www.cheniere.com/2019AnnualMeeting. Any such requests must be made by May 3, 2019 to facilitate timely delivery.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 15, 2019

2019 PROXY STATEMENT	79

APPENDIX A

Definition of Cumulative Distributable Cash Flow Per Share for 2018 LTI Awards

Performance Period: January 1, 2018 through December 31, 2020

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as net income (loss) (prior to noncontrolling interest), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, subsequent board approved projects that re-invest otherwise distributable cash flow, cash settled share based compensation (LTIP III), annual bonus payments above or below assumed targets, changes in subsidiary distribution policies, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Distributable Cash Flow is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•

For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the Company includes distributions (including Management Fees and Tax Sharing Payments) to be received by the parent company.

•

For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the Company (including Management Fees and Tax Sharing Payments) is net of distributions to be paid by the subsidiary to the noncontrolling interests.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2020.

2019 PROXY STATEMENT	A-1

APPENDIX B

Definition of Cumulative Distributable Cash Flow Per Share and Total Shareholder Return for

2019 LTI Awards

Performance Period: January 1, 2019 through December 31, 2021

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as net income (loss) (prior to noncontrolling interest), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, subsequent board approved projects that re-invest otherwise distributable cash flow, subsequent board approved capital allocation initiatives related to debt pay down or share buybacks that affect distributable cash flow per share, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed forecasts, annual bonus payments above or below assumed targets, changes in subsidiary distribution policies, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Distributable Cash Flow is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•

For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the Company includes distributions (including Management Fees and Tax Sharing Payments) to be received by the parent company.

•

For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the Company (including Management Fees and Tax Sharing Payments) is net of distributions to be paid by the subsidiary to the noncontrolling interests.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2021.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2019 PROXY STATEMENT	B-1

APPENDIX C

Definition and Reconciliation of Non-GAAP Measure

Consolidated Adjusted EBITDA represents net income (loss) attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies. We use Consolidated Adjusted EBITDA as a quantitative performance goal in our annual incentive program.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income (loss) attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the twelve months ended December 31, 2018 (in millions):

YEAR ENDED DECEMBER 31, 2018
Net income attributable to common stockholders	$471
Net income attributable to non-controlling interest	729
Income tax provision	27
Interest expense, net of capitalized interest	875
Loss on modification or extinguishment of debt	27
Derivative gain, net	(57)
Other income	(48)

Income from operations	$2,024

Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:
Depreciation and amortization expense	449
Gain from changes in fair value of commodity and FX derivatives, net	77
Total non-cash compensation expense	76
Impairment expense and loss on disposal of assets	8
Legal Settlement Expense	7

Consolidated Adjusted EBITDA	$2,641

2019 PROXY STATEMENT	C-1

CHENIERE ENERGY, INC. 700 MILAM STREET SUITE 1900 HOUSTON, TX 77002 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1A G. Andrea Botta 1B Jack A. Fusco 1C Vicky A. Bailey 1D Nuno Brandolini 1E David I. Foley 1F David B. Kilpatrick 1G Andrew Langham 1H Courtney R. Mather For address change/comments, mark here. (see reverse for instructions) For Against Abstain 1I Donald F. Robillard, Jr 1J Neal A. Shear The Board of Directors recommends you vote FOR proposals 2. and 3.: 2. Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2018. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000417136_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com CHENIERE ENERGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2019 The undersigned hereby appoints Michael J. Wortley and Sean N. Markowitz, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders to be held at the Company’s headquarters at 700 Milam Street, Suite 1900, Houston, Texas 77002 on Thursday, May 16, 2019 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000417136_2 R1.0.1.18